UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
(Rule
14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12
StandardAero, Inc.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

StandardAero, Inc.

NOTICE & PROXY

STATEMENT

Annual Meeting of Stockholders

June 25, 2026

10:00 a.m. (Eastern time)

STANDARDAERO, INC.

6710 NORTH SCOTTSDALE ROAD, SUITE 250

SCOTTSDALE, ARIZONA 85253

April 30, 2026

To Our Stockholders:

You are cordially invited to attend the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of StandardAero, Inc. at 10:00 a.m. Eastern time on Thursday, June 25, 2026. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast.

The Notice of Meeting and Proxy Statement on the following pages describe the matters to be presented at the Annual Meeting. Please see the section called “Who can attend the Annual Meeting?” on page 4 of the proxy statement for more information about how to attend the meeting online.

Whether or not you attend the Annual Meeting online, it is important that your shares be represented and voted at the Annual Meeting. Therefore, I urge you to promptly vote and submit your proxy by phone, via the Internet, or, if you received paper copies of these materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope, which requires no postage if mailed in the United States. If you have previously received our Notice of Internet Availability of Proxy Materials, then instructions regarding how you can vote are contained in that notice. If you have received a proxy card, then instructions regarding how you can vote are contained on the proxy card. If you decide to attend the Annual Meeting, you will be able to vote online, even if you have previously submitted your proxy.

Thank you for your support.

Sincerely,

Russell Ford

Chief Executive Officer and Chairman

STANDARDAERO, INC.

6710 North Scottsdale Road, Suite 250

Scottsdale, Arizona 85253

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD THURSDAY, JUNE 25, 2026

The 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of StandardAero, Inc., a Delaware corporation (the “Company”), will be held at 10:00 a.m. Eastern time on Thursday, June 25, 2026. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/SARO2026 and entering your 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials. The Annual Meeting will be held for the following purposes:

•

To elect Douglas V. Brandely, Wendy Masiello and Stefan Weingartner as Class II directors to serve until the 2029 Annual Meeting of Stockholders, and until their respective successors shall have been duly elected and qualified;

•	To ratify the appointment of PricewaterhouseCoopers LLP, United States as our independent registered public accounting firm for the fiscal year ending December 31, 2026;

•	To approve, on an advisory (non-binding) basis, the compensation of our named executive officers; and

•	To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.

Holders of record of our common stock as of the close of business on April 27, 2026 are entitled to notice of and to vote at the Annual Meeting, or any continuation, postponement or adjournment of the Annual Meeting. A complete list of such stockholders will be open to the examination of any stockholder for a period of ten days prior to the Annual Meeting for a purpose germane to the meeting by sending an email to the Secretary, at CorporateSecretary@standardaero.com, stating the purpose of the request and providing proof of ownership of our common stock. The Annual Meeting may be continued or adjourned from time to time without notice other than by announcement at the Annual Meeting.

It is important that your shares be represented regardless of the number of shares you may hold. Whether or not you plan to attend the Annual Meeting online, we urge you to vote your shares via the toll-free telephone number or over the Internet, as described in the enclosed materials. If you received a copy of the proxy card by mail, you may sign, date, and mail the proxy card in the enclosed return envelope. Promptly voting your shares will ensure the presence of a quorum at the Annual Meeting and will save us the expense of further solicitation. Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting if you desire to do so, as your proxy is revocable at your option.

By Order of the Board of Directors

Michael Kaplan

Chief Legal Officer

April 30, 2026

STANDARDAERO, INC.

6710 North Scottsdale Road, Suite 250

Scottsdale, Arizona 85253

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation by the board of directors (the “Board of Directors” or the “Board”) of StandardAero, Inc. of proxies to be voted at our Annual Meeting of Stockholders to be held on Thursday, June 25, 2026 (the “Annual Meeting”), at 10:00 a.m. Eastern time, and at any continuation, postponement, or adjournment of the Annual Meeting. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/SARO2026 and entering your 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials.

Holders of record of shares of our common stock, $0.01 par value per share, as of the close of business on April 27, 2026 (the “Record Date”) will be entitled to notice of and to vote at the Annual Meeting and any continuation, postponement, or adjournment of the Annual Meeting. As of the Record Date, there were

332,421,972 shares of common stock outstanding and entitled to vote at the Annual Meeting. Each share of common stock is entitled to one vote on any matter presented to stockholders at the Annual Meeting. The holders of common stock will vote together as a single class on all matters to be presented to stockholders at the Annual Meeting.

This proxy statement and the Company’s Annual Report to Stockholders for the year ended December 31, 2025 (the “2025 Annual Report”) will be released on or about April 30, 2026 to our stockholders as of the Record Date.

In this proxy statement, “StandardAero”, “Company”, “we”, “us”, and “our” refer to StandardAero, Inc.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

STOCKHOLDER MEETING TO BE HELD ON THURSDAY, JUNE 25, 2026

This proxy statement and the 2025 Annual Report are available at http://www.proxyvote.com

Proposals

At the Annual Meeting, our stockholders will be asked:

•

To elect Douglas V. Brandely, Wendy Masiello and Stefan Weingartner as Class II directors to serve until the 2029 Annual Meeting of Stockholders, and until their respective successors shall have been duly elected and qualified;

•	To ratify the appointment of PricewaterhouseCoopers LLP, United States as our independent registered public accounting firm for the fiscal year ending December 31, 2026;

•	To approve, on an advisory (non-binding) basis, the compensation of our named executive officers; and

•	To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.

We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

Recommendations of the Board of Directors

The Board of Directors recommends that you vote your shares as indicated below. If you return a properly completed proxy card, or vote your shares by telephone or Internet, your shares of common stock will be voted on your behalf as you direct. If not otherwise specified, the shares of common stock represented by the proxies will be voted, and the Board of Directors recommends that you vote:

•

FOR the election of Douglas V. Brandely, Wendy Masiello and Stefan Weingartner as Class II directors to serve until the 2029 Annual Meeting of Stockholders, and until their respective successors shall have been duly elected and qualified;

•	FOR the ratification of the appointment of PricewaterhouseCoopers LLP, United States as our independent registered public accounting firm for the fiscal year ending December 31, 2026; and

•	FOR the approval, on an advisory (non-binding) basis, of the compensation of our named executive officers.

Information About This Proxy Statement

Why You Received This Proxy Statement. You are viewing or have received these proxy materials because StandardAero’s Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting. This proxy statement includes information that we are required to provide to you under the rules of the Securities and Exchange Commission (“SEC”) and that is designed to assist you in voting your shares.

Notice of Internet Availability of Proxy Materials. As permitted by SEC rules, StandardAero is making this proxy statement and its 2025 Annual Report available to its stockholders electronically via the Internet. On or about April 30, 2026, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) containing instructions on how to access this proxy statement and our 2025 Annual Report and vote online. If you received an Internet Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request them. Instead, the Internet Notice instructs you on how to access and review all of the important information contained in the proxy statement and 2025 Annual Report. The Internet Notice also instructs you on how you may submit your proxy over the Internet. If you received an Internet Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the Internet Notice.

Printed Copies of Our Proxy Materials. If you received printed copies of our proxy materials, then instructions regarding how you can vote are contained on the proxy card included in the materials.

Householding. The SEC’s rules permit us to deliver a single set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the proxy materials, contact Broadridge Financial Solutions, Inc. at 1-866-540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future proxy materials for your household, please contact Broadridge at the above phone number or address.

QUESTIONS AND ANSWERS ABOUT THE 2026 ANNUAL MEETING OF STOCKHOLDERS

Who is entitled to vote at the Annual Meeting?

The Record Date for the Annual Meeting is April 27, 2026. You are entitled to vote at the Annual Meeting only if you were a holder of record of common stock at the close of business on that date, or if you hold a valid proxy for the Annual Meeting. Each outstanding share of common stock is entitled to one vote on all matters presented at the Annual Meeting. At the close of business on the Record Date, there were 332,421,972 shares of common stock outstanding and entitled to vote at the Annual Meeting.

What is the difference between being a “record holder” and holding shares in “street name”?

A record holder holds shares in his or her name. Shares held in “street name” means shares that are held in the name of a bank or broker on a person’s behalf.

Am I entitled to vote if my shares are held in “street name”?

Yes. If your shares are held by a bank, broker, or other agent, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials are being provided to you by your bank, broker, or other agent, along with a voting instruction card if you received printed copies of our proxy materials. As the beneficial owner, you have the right to direct your bank, broker, or other agent how to vote your shares, and the bank, broker, or other agent is required to vote your shares in accordance with your instructions. If your shares are held in “street name” and you would like to vote your shares online during the Annual Meeting, you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker.

How many shares must be present to hold the Annual Meeting?

A quorum must be present at the Annual Meeting for any business to be conducted. The presence at the Annual Meeting online, or by proxy, of the holders of a majority in voting power of the common stock issued and outstanding and entitled to vote on the Record Date will constitute a quorum.

Who can attend the Annual Meeting?

StandardAero has decided to hold the Annual Meeting entirely online this year. You may attend the Annual Meeting online only if you are a StandardAero stockholder who is entitled to vote at the Annual Meeting, or if you hold a valid proxy for the Annual Meeting. You may attend and participate in the Annual Meeting by visiting the following website: www.virtualshareholdermeeting.com/SARO2026. To attend and participate in the Annual Meeting, you will need the 16-digit control number included in your Internet Notice, on your proxy card or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions or access the list of stockholders as of the Record Date. The meeting webcast will begin promptly at 10:00 a.m. Eastern time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 9:45 a.m. Eastern time, and you should allow ample time for the check-in procedures.

What if a quorum is not present at the Annual Meeting?

If a quorum is not present or represented at the Annual Meeting, then either (i) the Chair of the Annual Meeting or (ii) a majority in voting power of the stockholders entitled to vote at the meeting, present online or represented by proxy, shall have power to adjourn the meeting from time to time in the manner provided in the Company’s Amended and Restated Bylaws until a quorum is present or represented.

What does it mean if I receive more than one Internet Notice or more than one set of proxy materials?

It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each Internet Notice or set of proxy materials, please submit your proxy by phone, via the Internet, or, if you received printed copies of the proxy materials, by signing, dating, and returning the enclosed proxy card in the enclosed envelope.

How do I vote?

Stockholders of Record. If you are a stockholder of record, you may vote:

•	by Internet – You can vote over the Internet at www.proxyvote.com by following the instructions on the Internet Notice or proxy card;

•	by Telephone – You can vote by telephone by calling 1-800-690-6903 and following the instructions on the proxy card;

•	by Mail – You can vote by mail by signing, dating, and mailing the proxy card, which you may have received by mail; or

•

Electronically at the Meeting – If you attend the meeting online, you will need the 16-digit control number included in your Internet Notice, on your proxy card or on the instructions that accompanied your proxy materials to vote electronically during the meeting.

Internet and telephone voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern time, on June 24, 2026. To participate in the Annual Meeting, including to vote via the Internet or telephone, you will need the 16-digit control number included on your Internet Notice, on your proxy card or on the instructions that accompanied your proxy materials.

Whether or not you expect to attend the Annual Meeting online, we urge you to vote your shares as promptly as possible to ensure your representation and the presence of a quorum at the Annual Meeting. If you submit your proxy, you may still decide to attend the Annual Meeting and vote your shares electronically.

Beneficial Owners of Shares Held in “Street Name.” If your shares are held in “street name” through a bank or broker, you will receive instructions on how to vote from the bank or broker. You must follow their instructions in order for your shares to be voted. Internet and telephone voting also may be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you would like to vote your shares online at the Annual Meeting, you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions or access the list of stockholders as of the Record Date. You will need to obtain your own Internet access if you choose to attend the Annual Meeting online and/or vote over the Internet.

Can I change my vote after I submit my proxy?

Yes.

If you are a registered stockholder, you may revoke your proxy and change your vote:

•	by submitting a duly executed proxy bearing a later date;

•	by granting a subsequent proxy through the Internet or telephone;

•	by giving written notice of revocation to the Secretary of StandardAero prior to the Annual Meeting; or

•	by voting online at the Annual Meeting.

Your most recent proxy card or Internet or telephone proxy is the one that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Secretary before your proxy is voted or you vote online at the Annual Meeting.

If your shares are held in street name, you may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker, or you may vote online at the Annual Meeting by obtaining your 16-digit control number or otherwise voting through the bank or broker.

Who will count the votes?

A representative of Broadridge Financial Solutions, Inc., our inspector of election, will tabulate and certify the votes.

What if I do not specify how my shares are to be voted?

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board of Directors. The Board of Directors’ recommendations are indicated on page 2 of this proxy statement, as well as with the description of each proposal in this proxy statement.

Will any other business be conducted at the Annual Meeting?

We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

Why hold a virtual meeting?

A virtual meeting enables increased stockholder attendance and participation because stockholders can participate from any location around the world. You will be able to attend the Annual Meeting online and submit your questions by visiting www.virtualshareholdermeeting.com/SARO2026. You also will be able to vote your shares electronically at the Annual Meeting by following the instructions above.

What if during the check-in time or during the Annual Meeting I have technical difficulties or trouble accessing the virtual meeting website?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website, and the information for assistance will be located on www.virtualshareholdermeeting.com/SARO2026.

Will there be a question and answer session during the Annual Meeting?

As part of the Annual Meeting, we will hold a live Q&A session, during which we intend to answer questions submitted online during the meeting that are pertinent to the Company and the meeting matters, as time permits. Only stockholders that have accessed the Annual Meeting as a stockholder (rather than as a “Guest”) by following the procedures outlined above in “Who can attend the Annual Meeting?” will be permitted to submit questions during the Annual Meeting. Each stockholder is limited to no more than two questions. Questions should be succinct and only cover a single topic. We will not address questions that are, among other things:

•	irrelevant to the business of the Company or to the business of the Annual Meeting;

•	related to material non-public information of the Company, including the status or results of our business since our last Quarterly Report on Form 10-Q;

•	related to any pending, threatened or ongoing litigation;

•	related to personal grievances;

•	derogatory references to individuals or that are otherwise in bad taste;

•	substantially repetitious of questions already made by another stockholder;

•	in excess of the two question limit;

•	in furtherance of the stockholder’s personal or business interests; or

•	out of order or not otherwise suitable for the conduct of the Annual Meeting as determined by the Chair or Secretary in his or her reasonable judgment.

Additional information regarding the Q&A session will be available in the “Rules of Conduct” available on the Annual Meeting webpage for stockholders that have accessed the Annual Meeting as a stockholder (rather than as a “Guest”) by following the procedures outlined above in “Who can attend the Annual Meeting?”.

How many votes are required for the approval of the proposals to be voted upon and how will abstentions and broker non-votes be treated?

Proposal	Votes required	Effect of Votes Withheld / Abstentions and Broker Non-Votes
Proposal 1: Election of Directors	The plurality of the votes cast. This means that the three nominees receiving the highest number of affirmative “FOR” votes will be elected as directors.	Votes withheld and broker non-votes will have no effect.

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm	The affirmative vote of the holders of a majority in voting power of the votes cast (excluding abstentions and broker non-votes).	Abstentions and broker non-votes will have no effect. We do not expect any broker non-votes on this proposal.

Proposal 3: Approval, on an Advisory (Non-Binding) Basis, of the Compensation of our Named Executive Officers	The affirmative vote of the holders of a majority in voting power of the votes cast (excluding abstentions and broker non-votes).	Abstentions and broker non-votes will have no effect.

What is a “vote withheld” and an “abstention” and how will votes withheld and abstentions be treated?

A “vote withheld,” in the case of the proposal regarding the election of directors, or an “abstention,” in the case of the proposals regarding the ratification of the appointment of PricewaterhouseCoopers LLP, United States as our independent registered public accounting firm and the approval, on an advisory (non-binding) basis, of the compensation of our named executive officers, represents a stockholder’s affirmative choice to decline to vote on a proposal. Votes withheld and abstentions are counted as present and entitled to vote for purposes of determining a quorum.

Votes withheld have no effect on the election of directors. Abstentions have no effect on the ratification of the appointment of PricewaterhouseCoopers LLP, United States or the approval, on an advisory (non-binding) basis, of the compensation of our named executive officers.

What are broker non-votes and do they count for determining a quorum?

Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker (1) has not received voting instructions from the beneficial owner, and (2) lacks discretionary voting power to vote those shares. A broker is entitled to vote shares held for a beneficial owner on routine matters, such as the ratification of the appointment of PricewaterhouseCoopers LLP, United States, as our independent registered public accounting firm, without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on non-routine matters, such as the election of directors and the approval, on an advisory (non-binding) basis, of the compensation of our named executive officers. Those items for which your broker cannot vote result in broker non-votes if you do not provide your broker with voting instructions on such items. Broker non-votes count for purposes of determining whether a quorum is present.

Where can I find the voting results of the Annual Meeting?

We plan to announce preliminary voting results at the Annual Meeting and we will report the final results in a Current Report on Form 8-K, which we intend to file with the SEC after the Annual Meeting.

PROPOSALS TO BE VOTED ON

Proposal 1: Election of Directors

We currently have nine directors on our Board of Directors. At the Annual Meeting, three Class II directors, Douglas V. Brandely, Wendy Masiello and Stefan Weingartner, are to be elected to hold office until the annual meeting of stockholders to be held in 2029 and until each such director’s respective successor is duly elected and qualified or until each such director’s earlier death, resignation or removal.

As set forth in our Amended and Restated Certificate of Incorporation (the “Amended and Restated Charter”), the Board is currently divided into three classes with staggered, three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. The current class structure is as follows: Class II, whose current term will expire at the upcoming Annual Meeting and, if elected, whose subsequent term will expire at the 2029 annual meeting of stockholders; Class III, whose current term will expire at the 2027 annual meeting of stockholders; and Class I, whose current term will expire at the 2028 annual meeting of stockholders. The current Class I directors are Peter J. Clare, Russell Ford, and Andrea Fischer Newman; the current Class II directors are Douglas V. Brandely, Wendy M. Masiello, Stefan Weingartner; and the current Class III directors are Derek J. Kerr, Ian Fujiyama and Paul McElhinney. The division of our Board into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of our Company.

Our Amended and Restated Charter provides that any or all of the directors may be removed at any time for cause by the affirmative vote of the holders of at least 66 2/3% of the voting power of the outstanding shares of capital stock entitled to vote at an election of directors.

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote the shares of common stock represented thereby for the election as directors of the persons whose names and biographies appear below. In the event that any of Douglas V. Brandely, Wendy Masiello and Stefan Weingartner should become unable to serve, or for good cause will not serve, as a director, it is intended that votes will be cast for a substitute nominee designated by the Board of Directors or alternatively, the Board may elect to reduce its size. The Board of Directors has no reason to believe that any of the director nominees will be unable to serve if elected. Each of the director nominees has consented to being named in this proxy statement and to serve if elected.

On October 1, 2024, we entered into the Stockholders Agreement with Carlyle Partners VII S1 Holdings, II, L.P. (“Carlyle Partners VII”), Hux Investment Pte. Ltd. (the “GIC Investor”) and certain of our other existing stockholders (the “Stockholders Agreement”). As of the date hereof, pursuant to the Stockholders Agreement, Carlyle has the right to designate six of the nine directors. The number of designees that Carlyle is entitled will be reduced to (a) four directors at such time as the Carlyle Stockholders (as defined in our Amended and Restated Charter) in the aggregate hold less than twenty-five percent (25%) of the then-outstanding shares of common stock, (b) two directors at such time as the Carlyle Stockholders in the aggregate hold less than fifteen-percent (15%) of the then-outstanding shares of common stock, and (c) no directors at such time as the Carlyle Stockholders in the aggregate hold less than five percent (5%) of the then-outstanding shares of common stock. The Board shall determine the total number of directors by resolution, but for so long as the Carlyle Stockholders have the right to designate a director pursuant to the Stockholders Agreement, the prior written consent of the Carlyle Stockholders is required in order to increase the number of directors to a number exceeding nine. If the Carlyle Stockholders lose their right to designate any directors pursuant to the terms of the Stockholders Agreement, these positions will be filled in accordance with our Amended and Restated Charter.

In January 2026, the Carlyle Stockholder’s holdings of common stock decreased from approximately 45.6% of the then-outstanding shares of common stock to approximately 31.4% of the then-outstanding shares of common stock. As a result of this decrease, and pursuant to the Stockholders Agreement, the number of Carlyle designees was reduced from eight directors to six directors. The Board believes that the directors currently serving as Carlyle designees are valuable members of the Board and that their continued service on the Board is in the best interests of the Company and its stockholders. Accordingly, the Company determined to waive certain provisions of the Stockholders Agreement such that none of Douglas V. Brandely, Wendy M. Masiello and Stefan Weingartner are required to resign at or prior to the Annual Meeting. As a result, Wendy M. Masiello and Stefan Weingartner are no longer considered to be “Investor Designees” as defined in the Stockholders Agreement. For more information, see “Corporate Governance—Stockholders Agreement.”

Recommendation of the Board

The Board unanimously recommends a vote FOR the election of each of the below Class II director nominees.

Nominees for Class II director (upon election at the upcoming Annual Meeting, terms to expire at the 2029 annual meeting of stockholders)

The current members of the Board who are also nominees for election to the Board as Class II directors are as follows:

Name	Age	Position with StandardAero
Douglas V. Brandely	46	Director
Wendy Masiello	67	Director
Stefan Weingartner	64	Director

The principal occupations and business experience, for at least the past five years, of each Class II director nominee for election at the Annual Meeting are as follows:

Douglas V. Brandely is a Partner of The Carlyle Group, a private equity firm, where he focuses on investments in the aerospace, defense and government sectors as a member of Carlyle’s U.S. Buyout group. He has previously served as a member of the board of directors for other Carlyle investments, such as Forgital Group, Novetta Solutions, PrimeFlight Aviation Services, and Sequa Corporation. Prior to joining Carlyle in 2005, Mr. Brandely was an investment banking analyst at Greenhill & Co. He holds a M.B.A. from the Wharton School at the University of Pennsylvania and a Bachelor of Science in commerce from the University of Virginia. We believe Mr. Brandely is qualified to serve on our Board because of his corporate finance expertise and knowledge of the aerospace industry, as well as his experience on the board of directors of several Carlyle portfolio companies.

Wendy M. Masiello is an independent consultant and President of Wendy Mas Consulting, LLC. She retired from the United States Air Force as a Lieutenant General in 2017 after over three decades of decorated military service. Prior to her retirement from the United States Air Force, Ms. Masiello served as Director of the Defense Contract Management Agency from 2014 to 2017 and Deputy Assistant Secretary (Contracting), Office of the Assistant Secretary of the Air Force for Acquisition, from 2011 to 2014. Ms. Masiello serves as Lead Independent Director for the KBR, Inc. board of directors, where she is a member of the Compensation, and the Sustainability, Technology and Cybersecurity Committees. She also serves as a member of the board of directors for EURPAC Services, Inc., Tlingit Haida Tribal Business Corporation, MRI Global, and ReBuilding Together and previously served as a member of the board of directors for the National Contract Management Association from 2018 to 2024, and Chair of that board from 2022 to 2023. Ms. Masiello holds a Master of Science in national resource strategy from the Industrial College of the Armed Forces, a Master of Science in logistics management from the Air Force Institute of Technology and a Bachelor of Business Administration from Texas Tech University. We believe Ms. Masiello is qualified to serve on our Board because of her extensive knowledge of the aerospace, government contracting and procurement industries.

Stefan Weingartner is an Operating Executive of The Carlyle Group, a private equity firm, where he focuses on the aerospace, defense and government sectors. Prior to joining Carlyle in 2015, Dr. Weingartner was President and Chief Executive Officer of MTU Maintenance and a member of the Executive Board of MTU Aero Engines AG. Prior to that role, Dr. Weingartner held various leadership roles with multiple aerospace companies, including MTU Aero Engines GmbH, EADS Japan Co. Ltd. (now Airbus Group), based in Tokyo from 1996 to 2001, and Daimler Chrysler Aerospace. He currently serves as a member of the strategic advisory board of Forgital Group and previously served as a member of the board of directors of Sequa Corporation from 2015 to 2022. Dr. Weingartner holds a Ph.D. in engineering from Technical University of Munich, a Master of Science in physics from the Technical University of Munich, an M.B.A. from Edinburgh Business School and a Bachelor of Science in physics from the Technical University of Munich. We believe Dr. Weingartner is qualified to serve on our Board because of his technical expertise in physics and engineering, as well as his decades of experience in the aerospace industry.

Continuing Members of the Board Class III Directors (terms to expire at the 2027 annual meeting of stockholders)

The current members of the Board who are Class III directors is as follows:

Name	Age	Position with StandardAero
Ian Fujiyama	53	Director
Derek J. Kerr	61	Director
Paul McElhinney	65	Director

The principal occupations and business experience, for at least the past five years, of each Class III director are as follows:

Ian Fujiyama is a Partner of The Carlyle Group, a private equity firm, as well as head of Carlyle’s Global Aerospace, Defense, and Government Services team. Mr. Fujiyama joined Carlyle in 1997, and in 1999 he spent two years in Hong Kong and Seoul working with Carlyle’s Asia buyout fund, Carlyle Asia Partners. Prior to joining Carlyle, Mr. Fujiyama was an associate at Donaldson Lufkin and Jenrette Securities Corp., with a focus on high yield and merchant banking transactions. He currently serves as a member of the board of directors of Two Six Technologies, Inc. and ManTech International. He previously served on the board of directors of ARINC Incorporated, CPI, Dynamic Precision Group, KLDiscovery, Inc., Loc Performance, Novetta Solutions LLC and Booz Allen Hamilton. Mr. Fujiyama holds a Bachelor of Science in economics from the Wharton School at the University of Pennsylvania. We believe Mr. Fujiyama is qualified to serve on our Board because of his corporate finance expertise and knowledge of the aerospace industry as well as his experience on the board of directors of several Carlyle portfolio companies.

Derek J. Kerr served as Vice Chair and Strategic Advisor of American Airlines Group Inc. (“AAG”) and President of American Eagle, a passenger airline, from December 2022 to September 2023. He retired from AAG and American Eagle in September 2023. From 2013 to December 2022, Mr. Kerr served as Executive Vice President and Chief Financial Officer of AAG and its wholly-owned subsidiary, American Airlines, Inc., overseeing global corporate risk, corporate development and corporate financial functions, including treasury, accounting, financial planning, labor and fleet analysis, tax, strategic planning, investor relations and purchasing. Prior to that, he served as Senior Vice President and Chief Financial Officer for US Airways, a role that he began in 2005, and was later promoted to Executive Vice President and Chief Financial Officer of US Airways in 2009 with an added responsibility for information technology. He previously worked at America West Airlines starting in 1996 and served in a variety of finance and planning roles until being named Chief Financial Officer in 2002. Mr. Kerr currently serves on the board of directors of AECOM and Fifth Third Bank. He previously served on the board of directors of Comerica Incorporated. Mr. Kerr earned a Bachelor of Science in aeronautical engineering and a Master of Business Administration in finance from the University of Michigan. We believe Mr. Kerr is qualified to serve on our Board because of his significant leadership experience and knowledge of the aerospace industry.

Paul McElhinney is a Senior Operating Partner of AE Industrial Partners, an aerospace private investment firm, where he leads the Portfolio Strategy and Optimization Group. Prior to joining AE Industrial in 2018, Mr. McElhinney served in various senior roles over a 30-year career with General Electric, including as President and Chief Executive Officer of GE Power Services and GE Aviation Services, as well as General Counsel and various business development roles at GE Aviation and GE Capital Aviation Services. Mr. McElhinney serves as Chair of the board of directors for Moeller Aerospace, AIM MRO and Columbia Helicopters. He previously served on the board of directors of Kellstrom Aerospace and Belcan. He holds a Law Degree from Trinity College, London. We believe Mr. McElhinney is qualified to serve on our Board because of his decades of experience and leadership in the aerospace industry.

Continuing Members of the Board Class I Directors (terms to expire at the 2028 annual meeting of stockholders)

The current members of the Board who are Class I directors are as follows:

Name	Age	Position with StandardAero
Peter J. Clare	61	Director
Russell Ford	64	Chief Executive Officer and Director
Andrea Fischer Newman	67	Director

The principal occupations and business experience, for at least the past five years, of each Class I director are as follows:

Peter J. Clare served as Chief Investment Officer of Corporate Private Equity, Chairman of the Americas and Chair of the U.S. Buyout and Growth Investment committees of The Carlyle Group, a private equity firm, until his retirement in 2023. He previously served in various senior roles at Carlyle, including as the Co-Head of the U.S. Buyout and Growth team, Deputy Chief Investment Officer of Carlyle’s CPE segment, Global Head of the Aerospace, Defense & Government Services team and as a founding member of the Carlyle Asia team. Prior to joining Carlyle in 1992, Mr. Clare began his career with roles at First City Capital Corporation and the Merchant Banking Group of Prudential-Bache. Mr. Clare has previously served as a member of the board of directors of various companies, including The Carlyle Group, Booz Allen Hamilton (where he also served a member of the Compensation Committee and Nominating and Governance Committee), Sedgwick, Nouryon, Pharmaceutical Product Development (PPD), Signode Industrial, Wesco Aircraft and Aviall. Mr. Clare holds an M.B.A. from the Wharton School at the University of Pennsylvania and a Bachelor of Science in business administration from Georgetown University. We believe Mr. Clare is qualified to serve on our Board because of his corporate finance expertise and knowledge of the aerospace industry, as well as his extensive experience as a board member.

Russell Ford was appointed Chief Executive Officer in October 2013. He also has served as a member of the Board since April 2019. Mr. Ford has over 30 years of experience working in the aerospace industry. Prior to joining the Company, he was at Precision Castparts Corporation as the President of Carlton Forge Works and Dickson Test Group. He also previously served as ClearEdge Power Inc.’s President and Chief Executive Officer, Prestolite Electric Inc.’s President and Chief Executive Officer, Holley Performance Products Inc.’s Chief Operations Officer, Lockheed Martin Corporation’s Senior Vice President of Operations, Allied Signal Corporation’s General Manager of the Industrial and Marine Engine Division and in various engineering and management positions at Bell Helicopter and AT&T. Mr. Ford holds an M.B.A. from Duke University’s Fuqua School of Business and a Bachelor of Science in mechanical engineering from the Georgia Institute of Technology. He is a certified Six Sigma Blackbelt and Shingjutzu Lean Expert. We believe Mr. Ford is qualified to serve as a member of our Board because of his decades of experience in the aerospace industry and his perspective as our Chief Executive Officer.

Andrea Fischer Newman served as Senior Vice President, Government Affairs, for Delta Air Lines until her retirement in 2017. Prior to Delta Air Lines, Ms. Newman held various senior government affairs roles at Northwest Airlines from 1995 until its merger with Delta Air Lines in 2008. Across her 25 years in the airline industry, Ms. Newman led and advised on significant U.S. aviation public policy matters, including in the aftermath of the September 11th attacks, the passage of the FAA Modernization Act of 2012, and industry efforts to enforce Open Skies Agreements with foreign competitors. Ms. Newman currently serves as a member of the board of directors of Spirit Airlines, LAUNCH Technical Workforce Solutions, Sequitur Energy Resources and PrimeFlight Aviation Services, and previously served as a member of the board of directors of Borden Dairy Company. In addition, Ms. Newman served three terms as an elected Regent of the University of Michigan, from 1995 to 2019. Ms. Newman holds a Juris Doctor from The George Washington University and a Bachelor of Arts in history from the University of Michigan. We believe Ms. Newman is qualified to serve on our Board because of her extensive experience in the aviation industry and her expertise in government affairs, regulatory policy, and in advising on complex public policy and stakeholder matters.

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm

Our Audit Committee has appointed PricewaterhouseCoopers LLP, United States as our independent registered public accounting firm for the fiscal year ending December 31, 2026. Our Board has directed that this appointment be submitted to our stockholders for ratification at the Annual Meeting. Although ratification of our appointment of PricewaterhouseCoopers LLP, United States is not required, we value the opinions of our stockholders and believe that stockholder ratification of our appointment is a good corporate governance practice.

Neither PricewaterhouseCoopers LLP, United States nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors, providing audit and non-audit related services. A representative of PricewaterhouseCoopers LLP, United States is expected to attend the Annual Meeting and to have an opportunity to make a statement and be available to respond to appropriate questions from stockholders.

In the event that the appointment of PricewaterhouseCoopers LLP, United States is not ratified by the stockholders, the Audit Committee will consider this fact when it appoints the independent auditors for the fiscal year ending December 31, 2027. Even if the appointment of PricewaterhouseCoopers LLP, United States is ratified, the Audit Committee retains the discretion to appoint a different independent auditor at any time if it determines that such a change is in the interest of the Company.

Change in Independent Registered Public Accounting Firm

As previously disclosed, on November 25, 2024, the Audit Committee approved the engagement of PricewaterhouseCoopers LLP, United States as our independent registered public accounting firm for the fiscal year ended December 31, 2024 and, on the same date, dismissed PricewaterhouseCoopers LLP, Canada (“PwC Canada”) as the Company’s independent registered public accounting firm. PwC Canada had served as the Company’s independent registered public accounting firm for the years ended December 31, 2022 and 2023.

The reports of PwC Canada on the Company’s financial statements for each of the two fiscal years ended December 31, 2022 and 2023 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. In the fiscal years ended December 31, 2022 and 2023 and in the subsequent interim period through November 25, 2024, there were no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and PwC Canada on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which, if not resolved to the satisfaction of PwC Canada, would have caused PwC Canada to make reference to the matter in its report on the financial statements for such years.

In the fiscal years ended December 31, 2022 and 2023 and in the subsequent interim period through November 25, 2024, there were no “reportable events” (as described in Item 304(a)(1)(v) of Regulation S-K), except for the material weaknesses in the design of our internal controls over financial reporting, as disclosed in the Company’s prospectus, dated October 1, 2024, filed with the Securities and Exchange Commission (“SEC”)

pursuant to Rule 424(b) under the Act, and the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2024. In connection with the preparation of the Company’s consolidated financial statements for the years ended December 31, 2023 and 2022, the Company identified material weaknesses in the Company’s internal control over financial reporting as the Company did not formally design or maintain an effective control environment commensurate with the financial reporting requirements of a public company and the Company did not have the necessary business processes, systems, personnel and related internal controls necessary to satisfy the accounting and financial reporting requirements of a public company. This contributed to the following material weaknesses: (i) the Company did not maintain an effective control environment due to insufficient resources with an appropriate level of knowledge and experience in establishing controls or maintaining adequate written policies and procedures for accounting and financial reporting under SEC rules; (ii) the Company did not formalize the design of certain controls related to the reporting process and significant account balances; and (iii) the Company did not consistently operate certain IT controls designed to maintain the integrity of user access, program change management and segregation of duties that would ensure proper implementation, operation and oversight of certain IT applications and data. The Audit Committee discussed the subject matter of the material weaknesses with PwC Canada. The Company has also authorized PwC Canada to respond fully to the inquiries of PricewaterhouseCoopers LLP, United States, concerning the subject matter of the material weaknesses.

During the fiscal years ended December 31, 2023 and 2022 and in the subsequent interim periods through November 25, 2024, neither the Company nor anyone on its behalf has consulted with PricewaterhouseCoopers LLP, United States (other than in the ordinary course of the financial statement audit for the fiscal years ended December 31, 2023 and 2022 as a component auditor to PwC Canada) with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on financial statements, and neither a written report nor oral advice was provided to the Company that PricewaterhouseCoopers LLP, United States concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; (ii) any matter that was the subject of a “disagreement,” as that term is defined in Item 304(a)(1)(iv) and the related instructions of Regulation S-K; or (iii) any “reportable event,” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided PwC Canada with a copy of the disclosure above that it made in its Current Report on Form 8-K (the “Report”) filed with the SEC on November 26, 2024. A copy of PwC Canada’s letter, dated November 26, 2024, was filed as Exhibit 16.1 to that Report.

Recommendation of the Board

The Board unanimously recommends a vote FOR the Ratification of the Appointment of PricewaterhouseCoopers LLP, United States as our Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2026.

Proposal 3: Approval, on an Advisory (Non-Binding) Basis, of the Compensation of our Named Executive Officers

As required by Section 14A(a)(1) of the Exchange Act, the below resolution enables our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers (also referred to as “NEOs”) as disclosed in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal (the “Say-On-Pay Vote”), gives our stockholders the opportunity to express their views on our NEOs’ compensation. The Say-on-Pay Vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this proxy statement.

We encourage our stockholders to review the “Compensation Discussion and Analysis” section of this proxy statement for more information.

We believe that our compensation programs and policies for the year ended December 31, 2025 were an effective incentive for the achievement of our goals, aligned with stockholders’ interest and worthy of stockholder support. Additional details concerning how we structure our compensation programs to meet the objectives of our compensation program are provided in the section titled “Compensation Discussion and Analysis” set forth below in this proxy statement. We expect that our next advisory say-on-pay vote (following the non-binding advisory vote at this Annual Meeting) is expected to occur at the 2027 Annual Meeting.

This vote is advisory and will not be binding upon us, our Board or the Board’s Compensation Committee, nor will it create or imply any change in the duties of us, our Board or the Board’s Compensation Committee. The Board’s Compensation Committee will, however, take into account the outcome of the vote when considering future executive compensation decisions. The Board values constructive dialogue on executive compensation and other significant governance topics with our stockholders and encourages all stockholders to vote their shares on this important matter.

Accordingly, we ask our stockholders to vote FOR the following resolution at the annual meeting:

“RESOLVED, that the stockholders of StandardAero, Inc. approve, on an advisory (non-binding) basis, the compensation of StandardAero, Inc.’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including in the “Compensation Discussion & Analysis,” compensation tables and related narrative disclosure set forth in StandardAero, Inc.’s definitive proxy statement for the 2026 Annual Meeting of Stockholders.”

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote FOR the approval, on an advisory (non-binding) basis, of the compensation of our named executive officers.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee has reviewed the audited consolidated financial statements of StandardAero, Inc., a Delaware corporation (the “Company”) for the fiscal year ended December 31, 2025 and has discussed these financial statements with management and the Company’s independent registered public accounting firm. The Audit Committee has also received from, and discussed with, the Company’s independent registered public accounting firm various communications that such independent registered public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Securities and Exchange Commission.

The Company’s independent registered public accounting firm also provided the Audit Committee with a formal written statement required by PCAOB Rule 3526 (Communications with Audit Committees Concerning Independence) describing all relationships between the independent registered public accounting firm and the Company, including the disclosures required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. In addition, the Audit Committee discussed with the independent registered public accounting firm its independence from the Company.

Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

Derek J. Kerr (Chair)
Peter J. Clare
Wendy M. Masiello

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND OTHER MATTERS

The following table summarizes the fees, including out-of-pocket costs, of PricewaterhouseCoopers LLP, United States, our independent registered public accounting firm for the years ended December 31, 2025 and 2024, billed to the Company in the last fiscal year for audit services and other services. PricewaterhouseCoopers LLP, United States became our independent registered public accounting firm on November 25, 2024.

Fee Category	2025	2024
	(in thousands)
Audit Fees	$6,493	$3,710
Audit-Related Fees	387	—
Tax Fees	21	124
All Other Fees	2	—

Total	$6,903	$3,834

Audit fees

Audit fees consist of fees for the audit of our consolidated financial statements.

Audit-related fees

Audit-related fees for 2025 consisted of fees billed by PricewaterhouseCoopers LLP, United States for due diligence services related to mergers and acquisitions. PricewaterhouseCoopers LLP, United States did not provide such services in 2024.

Tax fees

Tax fees consist of fees for tax consulting services provided by PricewaterhouseCoopers LLP, United States related to a private letter ruling and debt restructuring.

All other fees

All other fees for 2025 consisted of subscription fees for PricewaterhouseCoopers LLP, United States’ disclosure checklist tool. PricewaterhouseCoopers LLP, United States did not provide such services in 2024.

Audit Committee Pre-Approval Policy and Procedures

The Audit Committee has adopted a policy (the “Pre-Approval Policy”) that sets forth the procedures and conditions pursuant to which audit and non-audit services proposed to be performed by the independent auditor may be pre-approved. The Pre-Approval Policy generally provides that we will not engage PricewaterhouseCoopers LLP, United States to render any audit, audit-related, tax or permissible non-audit service unless the service is either (i) explicitly approved by the Audit Committee (“specific pre-approval”) or (ii) entered into pursuant to the pre-approval policies and procedures described in the Pre-Approval Policy (“general pre-approval”). Unless a type of service to be provided by PricewaterhouseCoopers LLP, United States has received general pre-approval under the Pre-Approval Policy, it requires specific pre-approval by the Audit Committee or by a designated member of the Audit Committee to whom the committee has delegated the authority to grant pre-approvals. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval. For both types of pre-approval, the Audit Committee will consider whether such services are consistent with the SEC’s rules on auditor independence. The Audit Committee will also consider whether the independent auditor is best positioned to provide the most effective and efficient service, for reasons such as its familiarity with the Company’s business, people, culture, accounting systems, risk profile and other factors, and whether the service might enhance the Company’s ability to manage or control risk or improve audit quality. All such factors will be considered as a whole, and no one factor should necessarily be determinative. The Audit Committee may, on a periodic basis, review and generally pre-approve the services (and related fee levels or budgeted amounts) that may be provided by PricewaterhouseCoopers LLP, United States without first obtaining specific pre-approval from the Audit Committee. The Audit Committee may revise the list of general pre-approved services from time to time, based on subsequent determinations. The Audit Committee pre-approved all services performed since the Pre-Approval Policy was adopted.

EXECUTIVE OFFICERS

The following table identifies our current executive officers:

Name	Age	Position
Russell Ford(1)	64	Chief Executive Officer and Director
Daniel Satterfield	61	Chief Financial Officer
Kimberly Ernzen	54	Chief Operating Officer
Lewis Prebble	55	President of Engine Services - Commercial
Marc Drobny	55	President of Engine Services - Military, Helicopters & Energy
Giovanni Spitale	53	President of Engine Services - Business Aviation
Gregory Krekeler	64	President of Component Repair Services
Michael Kaplan	57	Chief Legal Officer
Alexander Trapp	52	Chief Strategy Officer
Malisa Chambliss	55	Chief Human Resources Officer

(1)	See biography on page 11 of this proxy statement.

Daniel Satterfield was appointed Chief Financial Officer in January 2023. Prior to joining the Company, Mr. Satterfield served as Chief Financial Officer for Honeywell Aerospace, a technology and manufacturing company, from December 2018 to December 2022. Prior to his service at Honeywell, he worked in senior executive financial leadership roles at Gates Corporation, Eaton, Cooper Industries and Siemens. Mr. Satterfield has more than 30 years of international management experience delivering strong leadership in growth, productivity, acquisition integration, financial reporting and complex accounting. He also has extensive engineering and manufacturing management expertise and corporate SEC and GAAP experience. Mr. Satterfield holds a Bachelor of Business Administration in accounting from the University of Georgia.

Kimberly Ernzen was appointed Chief Operating Officer in May 2024. Prior to joining the Company, Ms. Ernzen served in a variety of leadership positions at Raytheon since 2014, including President, Naval Power, from April 2020 to May 2024, Senior Vice President, Air Warfare Systems, from November 2018 to March 2020, Vice President, Land Warfare Systems, from May 2017 to October 2018 and Vice President, Operations from March 2014 to May 2017. During her three decades of experience in the aerospace industry, Ms. Ernzen has held multiple director and manager roles at Raytheon, Hawker Beechcraft, Cessna and Boeing. Ms. Ernzen holds an Executive M.B.A., a Master of Science in aerospace engineering and a Bachelor of Science in aerospace engineering from Wichita State University.

Lewis Prebble was appointed President of Engine Services – Commercial in April 2021. Prior to joining the Company, Mr. Prebble served as Senior Vice President for the Americas at Rolls-Royce from February 2014 to March 2021. Mr. Prebble has more than 25 years of aerospace experience working in the aircraft engine and airline industries. Mr. Prebble held multiple executive positions at Rolls-Royce including Senior Vice President, Customer Business - Bombardier, Vice President, Customer Business - Americas and Head of Business Development & Marketing, Services and Sales Director - Asia Pacific. Prior to that, he worked five years in strategic positions for Air New Zealand. Mr. Prebble holds an M.B.A. from the Darden School of Business at the University of Virginia and a Bachelor of Commerce & Administration in operations management from Victoria University in Wellington, New Zealand.

Marc Drobny was appointed President of Engine Services – Military, Helicopter & Energy in October 2020 and joined the Company in March 2018 as President of Business Aviation. Prior to joining the Company, Mr. Drobny served as President of Executive Jet Management from July 2016 to March 2018. Prior to his 13 years at Executive Jet Management, Mr. Drobny served more than a decade with the U.S. Navy, rising through the ranks as an FA-18 Pilot and Test Pilot to serve as Department Head for a Navy FA-18 squadron. Mr. Drobny holds a Bachelor of Science in aeronautical engineering from the U.S. Naval Academy and is a graduate of the U.S. Navy Test Pilot School.

Giovanni Spitale was appointed President of Engine Services – Business Aviation in March 2026. Mr. Spitale has more than 30 years of experience in engineering, operations, and global leadership. Prior to joining the Company, between November 2025 and March 2026, Mr. Spitale provided part-time M&A consulting services to various private equity firms. From February 2022 until October 2025, Mr. Spitale served as Chief Executive Officer of Davis Standard, LLC, a manufacturer of extrusion and converting systems. Prior to that, Mr. Spitale held several senior executive roles at The Boeing Company, a global aerospace company, from December 2019 until February 2022, as well as leadership positions at Milacron Holdings Corp., GE Aviation, Moog, and Honeywell International, where he worked on various business aviation programs. Mr. Spitale began his career in the United States Navy, where he served as a Nuclear Propulsion Plant Supervisor for nearly a decade. Mr. Spitale holds a Master of Business Administration in international management from Arizona State University’s W.P. Carey School of Business and a Bachelor of Science degree in nuclear engineering from Thomas Edison State University.

Gregory Krekeler was appointed President of Component Repair Services in September 2025. Mr. Krekeler joined the Company in January 2023 as Vice President and General Manager of the company’s Maryville, TN strategic business unit. Prior to joining the Company, he led Krekeler Consulting LLC from March 2022 to January 2023. Prior to 2022, Mr. Krekeler spent 35 years in various aviation leadership and management roles at Boeing Defense, Boeing Global Services and within Boeing Supply Chain Management. Mr. Krekeler also served in Boeing Defense executive director roles in the United States, Canada, and the United Kingdom. Mr. Krekeler started his career with McDonnell Douglas in engineering, aircraft and software development in Phantom Works, culminating as an integrated product team leader on the F/A-18 Super Hornet development and F/A-18 Program Chief of Staff. Mr. Krekeler holds a Master of Business Administration from Olin School of Business at Washington University in St. Louis, a Master of Science in Aerospace Engineering from Missouri University of Science and Technology, and a Bachelor of Science in Aerospace Engineering from the University of Kansas. He has served on boards at all three universities and local charitable boards.

Michael Kaplan was appointed Chief Legal Officer in October 2025 and has direct oversight of the Company’s legal, corporate governance, and regulatory compliance functions. Prior to joining the Company, Mr. Kaplan was Senior Counsel at Norton Rose Fulbright, a global law firm, where he specialized in corporate governance, M&A and securities law. Mr. Kaplan served as Senior Vice President and General Counsel for M.D.C. Holdings, Inc. (NYSE: MDC). From February 2020 until October 2022, Mr. Kaplan was the Executive Vice President, Chief Legal Officer, Chief Compliance Officer and Secretary for Red Robin Gourmet Burgers, Inc. (Nasdaq: RRGB) and from September 2013 until February 2020, he was the Senior Vice President, CLO, CCO and Secretary for that company. Prior to RRGB, Mr. Kaplan was Senior Vice President, General Counsel, Chief Security Officer and Secretary for StandardAero from January 2010 until July 2013, and from January 2000 until January 2010 he was a shareholder with Greenberg Traurig, LLP. Mr. Kaplan holds a Bachelor of Arts degree in economics and government from the College of William and Mary and a J.D. degree from the Stanford Law School.

Alexander Trapp was appointed Chief Strategy Officer in February 2025. In this role, Mr. Trapp is responsible for leading enterprise-wide strategy development, marketing, external communications, pursuit of new engine platforms and orchestration of joint ventures, mergers, and acquisitions. Prior to that, Mr. Trapp served as Senior Vice President, Business Development at the Company since March 2016. Prior to joining the Company, Mr. Trapp served as Vice President, Commercial at Rolls-Royce North America, where he was responsible for driving the company’s strategy and long-term customer contracts, as well as bidding and negotiating new business. In addition to working at Rolls-Royce, Mr. Trapp has extensive airline expertise having served in strategic planning, corporate development and finance leadership roles for ExpressJet Airlines and Continental Airlines. Mr. Trapp holds an M.B.A. from Washington University’s Olin School of Business and a Bachelor of Science degree in Business Administration from Trinity University.

Malisa Chambliss was appointed Chief Human Resources Officer in March 2020. In this role, Ms. Chambliss oversees all aspects of the Company’s HR operations, including staffing, employee training and development, benefits, compensation, payroll, and employee/labor relations. Prior to joining the Company, Ms. Chambliss served as Executive HR Leader for GE Aviation’s Maintenance Operations, supporting global manufacturing across 22 sites and more than 12,000 employees. Her career also includes key HR leadership roles within GE’s Oil & Gas, Security, and Real Estate divisions, as well as positions at United Technologies Corporation, ServiceMaster, and CIGNA. Ms. Chambliss holds a Bachelor of Arts and a Master of Arts degree in Psychology from Troy University.

CORPORATE GOVERNANCE

General

Our Board of Directors has adopted Corporate Governance Guidelines, a Code of Ethics, and charters for our Nominating and Corporate Governance Committee, Audit Committee, Compensation Committee and Executive Committee to assist the Board in the exercise of its responsibilities and to serve as a framework for the effective governance of the Company. You can access our current committee charters, our Corporate Governance Guidelines, and our Code of Ethics in the “Governance” section of the “Investor Relations” page of our website located at https://ir.standardaero.com/, or by writing to our Secretary at our offices at 6710 North Scottsdale Road, Suite 250, Scottsdale, AZ 85253.

Board Composition

Our Board of Directors currently consists of nine members: Douglas V. Brandely, Peter J. Clare, Russell Ford, Ian Fujiyama, Derek J. Kerr, Wendy M. Masiello, Paul McElhinney, Andrea Fischer Newman, and Stefan Weingartner. As set forth in our Amended and Restated Charter, the Board is currently divided into three classes with staggered three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. Our Amended and Restated Charter and Amended and Restated Bylaws provide that the authorized number of directors may be changed only by resolution of the Board, but for so long as the Carlyle Stockholders have the right to designate a director pursuant to the Stockholders Agreement, the prior written consent of the Carlyle Stockholders is required in order to increase the number of directors to a number exceeding nine. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one third of the directors. The division of our Board into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of our Company.

Our Amended and Restated Charter provides that any or all of the directors may be removed at any time for cause by the affirmative vote of the holders of at least 66 2/3% of the voting power of the outstanding shares of capital stock entitled to vote at an election of directors.

Stockholders Agreement

On October 1, 2024, we entered into the Stockholders Agreement with Carlyle Partners VII, the GIC Investor and certain of our other existing stockholders. As of the date hereof, pursuant to the Stockholders Agreement, Carlyle has the right to designate six of the nine directors. The number of designees that Carlyle is entitled will be reduced to (a) four directors at such time as the Carlyle Stockholders in the aggregate hold less than twenty-five percent (25%) of the then outstanding shares of common stock, (b) two directors at such time as the Carlyle Stockholders in the aggregate hold less than fifteen-percent (15%) of the then outstanding shares of common stock, and (c) no directors at such time as the Carlyle Stockholders in the aggregate hold less than five percent (5%) of the then-outstanding shares of common stock. If Carlyle loses its right to designate any directors pursuant to the terms of the Stockholders Agreement, these positions will be filled in accordance with our Amended and Restated Charter.

The Stockholders Agreement also includes provisions pursuant to which we grant Carlyle and the GIC Investor (or, in each case, a permitted transferee or affiliate) the right to cause us, in certain instances, at our expense, to file registration statements under the Securities Act covering resales of our shares of common stock held by Carlyle and the GIC Investor (or, in each case, such permitted transferee or affiliate).

Director Independence

Our Board of Directors has determined that each of Douglas V. Brandely, Peter J. Clare, Ian Fujiyama, Derek J. Kerr, Wendy M. Masiello, Paul McElhinney, Andrea Fischer Newman, and Stefan Weingartner qualify as “independent” in accordance with the listing requirements of the NYSE (“NYSE”). In making these determinations, our Board of Directors reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships, including affiliations with significant stockholders, as they may relate to us and our management. Based on his relationship with the Company, Russell Ford does not qualify as independent under rules and regulations of the NYSE.

Family Relationships

There are no family relationships among any of our directors or executive officers.

Executive Sessions of Non-Management Directors

Our independent directors meet in executive session without non-independent directors or other members of management present on a regularly scheduled basis but no less than twice per year. Each executive session of the independent directors is presided over by our lead independent director, Paul McElhinney.

Director Candidates

The Nominating and Corporate Governance Committee is primarily responsible for searching for qualified director candidates for election to the Board and filling vacancies on the Board. To facilitate the search process, the Nominating and Corporate Governance Committee may solicit current directors and executives of the Company for the names of potentially qualified candidates or ask directors and executives to pursue their own business contacts for the names of potentially qualified candidates. The Nominating and Corporate Governance Committee may also consult with outside advisors or retain search firms to assist in the search for qualified candidates, or consider director candidates recommended by our stockholders. Once potential candidates are identified, the Nominating and Corporate Governance Committee reviews the backgrounds of those candidates, evaluates candidates’ independence from the Company and potential conflicts of interest and determines if candidates meet the qualifications desired by the Nominating and Corporate Governance Committee for candidates for election as a director. Douglas V. Brandely, Wendy Masiello and Stefan Weingartner were initially recommended to serve on our Board by Carlyle.

In evaluating the suitability of individual candidates (both new candidates and current Board members), the Nominating and Corporate Governance Committee, in recommending candidates for election, and the Board, in approving (and, in the case of vacancies, appointing) such candidates, may take into account many factors, including: high level of personal and professional integrity, strong ethics and values and the ability to make mature business judgments; experience in corporate management, such as serving as an officer or former officer of a publicly held company; experience as a board member of another publicly held company; professional and academic experience relevant to the Company’s industry; leadership skills; experience in finance and accounting and/or executive compensation practices; and whether the candidate has the time required for preparation, participation and attendance at Board meetings and committee meetings, if applicable. In addition, the Board considers whether there are potential conflicts of interest with the candidate’s other personal and professional pursuits. The Board also monitors the mix of specific experience, qualifications, backgrounds and skills of its directors in order to ensure that the Board, as a whole, has the necessary tools to perform its oversight function effectively in light of the Company’s business and structure.

Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting the names of the recommended individuals, together with appropriate biographical information and background materials, to the Nominating and Corporate Governance Committee, c/o Secretary, StandardAero, Inc., 6710 North Scottsdale Road, Suite 250, Scottsdale,

AZ 85253. In the event there is a vacancy, and assuming that appropriate biographical and background material has been provided on a timely basis, the Nominating and Corporate Governance Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

Communications from Interested Parties

The Board will give appropriate attention to written communications that are submitted by stockholders or other interested parties, and will respond if and as appropriate. Our Secretary and Chief Legal Officer is primarily responsible for monitoring communications from stockholders and other interested parties, and for providing copies or summaries to the directors as he or she considers appropriate.

Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that our Secretary and Chairman of the Board consider to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications. Stockholders who wish to send communications on any topic to the Chairman of the Board, the chairperson of any of the Audit, Nominating and Corporate Governance, or Compensation Committee, the independent or non-management directors, the lead independent director, or the Board as a whole, should address such communications to the applicable party or parties in writing: c/o Secretary, StandardAero, Inc., 6710 North Scottsdale Road, Suite 250, Scottsdale, AZ 85253.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee currently consists of Mr. Brandely, as Chair, and Messrs. McElhinney and Weingartner. No member of our Compensation Committee is an officer or employee of the Company.

During 2025, none of our executive officers served as a member of the Board or Compensation Committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of our Board or Compensation Committee.

Board Leadership Structure and Role in Risk Oversight

Our Amended and Restated Bylaws and Corporate Governance Guidelines provide our Board with flexibility to combine or separate the positions of Chairman of the Board and Chief Executive Officer in accordance with its determination that utilizing one or the other structure would be in the best interests of our Company. Currently, the roles are combined, with Russell Ford serving as Chairman of the Board and Chief Executive Officer. The primary responsibilities of our Chairman of the Board include helping to develop board meeting schedules and agendas; working with other directors to provide the senior leadership feedback on the quality, quantity and timeliness of the information provided to the Board; presiding over Board meetings; representing the Board in communications with stockholders; providing input on the structure and design of the Board; and performing other duties as the Board may determine from time to time. Our Board has determined that combining the roles of Chairman of the Board and Chief Executive Officer is best for our Company and its stockholders at this time because it promotes unified leadership by Mr. Ford given his deep knowledge of our business and strategy and ability to draw on that experience in order to provide the Board leadership to focus its discussions, review and oversight of the Company’s strategy, business and operating and financial performance and allows for a single, clear focus for management to execute such strategy, business and operating and financial performance goals. Our Board is comprised of individuals with extensive experience in finance, the aerospace and defense industry and public company management. For these reasons and because of the strong leadership of Mr. Ford, our Board has concluded that our current leadership structure is appropriate at this time.

However, the Board will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate. The Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure to provide robust oversight of management. The Board believes that, given the dynamic and competitive environment in which we operate, the optimal board leadership structure may vary as circumstances warrant. The Board periodically reviews its leadership structure to determine whether it continues to best serve the Company and its stockholders. From time to time, the Company proactively engages with stockholders throughout the year to learn their perspectives on significant issues, and intends to continue to do so, including with respect to gathering stockholder perspectives on the Board’s leadership structure. Our Corporate Governance Guidelines provide that whenever the Chairman of the Board is also a member of management or is a director that does not otherwise qualify as an independent director, the independent directors may in their discretion elect a lead independent director whose responsibilities include, but are not limited to, presiding over all meetings of the Board of Directors at which the chairperson of the Board is not present, including any executive sessions of the independent directors; calling meetings or separate sessions of the independent directors; approving meeting schedules for the Board of Directors and agendas; approving information sent to the Board of Directors; acting as the liaison between the independent directors and the Chief Executive Officer and chairperson of the Board; and when appropriate, meeting or otherwise communicating with our major stockholders or other constituencies. Paul McElhinney is currently our lead independent director.

Risk assessment and oversight are an integral part of our governance and management processes. Our Board of Directors encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us. Throughout the year, senior management reviews these risks with the Board of Directors at regular Board meetings as part of management presentations that focus on particular business functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks.

Our Board of Directors is responsible for overseeing our risk management process. Our Board of Directors focuses on our general risk management strategy and the most significant risks facing us, and oversees the implementation of risk mitigation strategies by management. Our Audit Committee is responsible for discussing the Company’s policies with respect to risk assessment and risk management and overseeing the management of the Company’s financial risks and information technology risks, including cybersecurity and data privacy risks. The Committee is also responsible for discussing with management the steps management has taken to monitor and control these risks. Our Nominating and Corporate Governance Committee oversees risks associated with environmental and social matters. Our Compensation Committee is responsible for overseeing the management of risks relating to the Company’s executive compensation plans and arrangements. Each of our Committees typically reports to the full Board at each quarterly Board meeting and also as appropriate on its risk oversight activities and on any matter that rises to the level of a material or enterprise level of risk. The Board does not believe that its role in the oversight of our risks affects the Board’s leadership structure.

Code of Ethics
We have a written Code of Ethics that applies to our directors, officers, and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We have posted a current copy of the Code of Ethics on our website,
https://ir.standardaero.com/
, in the “Governance Documents” section under “Governance.” In addition, we intend to post on our website all disclosures that are required by law or the rules of the NYSE concerning any amendments to, or waivers from, any provision of the Code of Ethics.
Insider Trading Compliance Policy
The Company has an Insider Trading Compliance Policy (the “Policy”) governing the purchase, sale and/or other dispositions of the Company’s securities that applies to all Company personnel, including directors, officers, employees, and other covered persons. The Company also follows procedures for the repurchase of its securities. The Company believes that its insider trading policy and repurchase procedures are reasonably designed to promote compliance with insider trading laws, rules and regulations, and listing standards applicable to the Company. The Policy prohibits Covered Persons (as defined in the Policy) from purchasing financial instruments such as prepaid variable forward contracts, equity swaps, collars, and exchange funds, or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s equity securities, or that may cause a Covered Person to no longer have the same objectives as the Company’s other stockholders. Our Policy is filed as Exhibit 19.1 to our Annual Report on Form
10-K
for the year ended December 31, 2025.
Attendance by Members of the Board of Directors at Meetings
The Board of Directors met five times during the fiscal year ended December 31, 2025. During the fiscal year ended December 31, 2025, each director attended at least 75% of the aggregate of (i) all meetings of the Board of Directors and (ii) all meetings of the committees on which the director served during the period in which he or she served as a director.
Under our Corporate Governance Guidelines, which are available on our website at
https://ir.standardaero.com/
, a director is expected to spend the time and effort necessary to properly discharge his or her responsibilities. Accordingly, a director is expected to regularly prepare for and attend meetings of the Board and all committees on which the director sits (including separate meetings of the independent directors), with the understanding that, on occasion, a director may be unable to attend a meeting. A director who is unable to attend a meeting of the Board or a committee of the Board is expected to notify the Chairman of the Board or the Chair of the appropriate committee in advance of such meeting, and, whenever possible, participate in such meeting via teleconference in the case of an in-person
meeting. We do not maintain a formal policy regarding director attendance at our annual meeting of stockholders; however, it is expected that absent compelling circumstances, directors will attend. In 2025, all of our directors attended the annual meeting of stockholders.

COMMITTEES OF THE BOARD

Our Board has established four standing committees – Audit, Compensation, Nominating and Corporate Governance and Executive – each of which operates under a written charter that has been approved by our Board.

The members of each of the Board committees and committee Chairpersons are set forth in the following chart.

Name	Audit	Compensation	Nominating and Corporate Governance	Executive
Douglas V. Brandely		Chair		X
Peter J. Clare	X		X
Russell Ford				Chair
Ian Fujiyama			Chair	X
Derek J. Kerr	Chair
Wendy M. Masiello	X
Paul McElhinney		X
Andrea Fischer Newman			X
Stefan Weingartner		X

Audit Committee

Our Audit Committee is responsible for, among other things:

•	appointing, compensating, retaining, and overseeing our independent registered public accounting firm;

•	discussing with our independent registered public accounting firm their independence from management;

•	reviewing with our independent registered public accounting firm the scope and results of their audit;

•	approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;

•	overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we file with the SEC;

•	reviewing and monitoring our accounting principles, accounting policies, financial and accounting controls, and compliance with legal and regulatory requirements;

•	reviewing our policies on risk assessment and risk management, including financial risks and information technology risks;

•	reviewing related party transactions; and

•

establishing procedures for complaints received regarding accounting, internal accounting controls or auditing matters, and for the confidential anonymous submission of concerns regarding questionable accounting or auditing matters.

Our Audit Committee consists of Mr. Kerr, as chair, and Mr. Clare and Ms. Masiello. Our Board has affirmatively determined that each member of our Audit Committee meets the definition of “independent director” for purposes of serving on the Audit Committee under Rule 10A-3 and the rules and regulations of the NYSE.

Each member of our Audit Committee meets the financial literacy requirements of the NYSE listing standards. In addition, our Board has determined that each of Messrs. Kerr and Clare qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K. Our Board adopted a written charter for the Audit Committee, which is available on our website at www.standardaero.com.

The Audit Committee met five times in 2025.

Compensation Committee

Our Compensation Committee is responsible for, among other things:

•	reviewing and approving matters (or making recommendations to the Board) involving executive and director compensation;

•	reviewing and approving (or making recommendations to the Board) regarding the Company’s incentive compensation and equity-based plans and arrangements;

•	preparing Compensation Committee reports to be included in proxy statements filed under SEC rules;

•	reviewing and approving employment and severance agreements or arrangements for the Company’s executive officers; and

•	administering and overseeing compliance with the Company’s clawback policy.

Our Compensation Committee consists of Mr. Brandely, as chair, and Messrs. McElhinney and Weingartner. Our board has determined that Messrs. Brandely, McElhinney and Weingartner are “non-employee directors” as defined in Section 16b-3 of the Exchange Act. Our Board has adopted a written charter for the Compensation Committee, which is available on our website at www.standardaero.com. The composition of our Compensation Committee meets the NYSE requirements for independence under the current listing standards and SEC rules and regulations.

Since May 2024, the Compensation Committee has engaged Korn Ferry, a compensation consulting firm, to assist in making decisions regarding the amount and types of compensation to provide our executive officers and non-employee directors. As part of this process, the Compensation Committee provided a compensation assessment comparing our compensation to that of a group of peer companies within our industry and met with the Compensation Committee to discuss our executive compensation and to receive input and advice. Korn Ferry reports directly to the Compensation Committee. The Compensation Committee has considered the adviser independence factors required under SEC rules as they relate to Korn Ferry and has determined that Korn Ferry’s work does not raise a conflict of interest.

The Compensation Committee met three times in 2025.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee is responsible for, among other things:

•	identifying individuals qualified to become members of our Board, consistent with criteria approved by our Board;

•	making recommendations for nominees for committees;

•	overseeing the evaluation of the Board and its committees; and

•	developing, recommending to the Board and reviewing our corporate governance principles.

Our Nominating and Corporate Governance Committee consists of Mr. Fujiyama, as chair, and Mr. Clare and Ms. Newman. Our Board adopted a written charter for the nominating and corporate governance committee, which is available on our website at www.standardaero.com. The composition of our Nominating and Corporate Governance Committee meets the NYSE requirements for independence under the current listing standards and SEC rules and regulations.

The Nominating and Corporate Governance Committee met twice in 2025.

Executive Committee

Our Executive Committee is responsible for exercising the powers of our Board between regularly scheduled meetings, including acting upon recommendations of other committees of the Board. The Executive Committee is authorized with all the powers of our Board except for certain specifically enumerated powers. Our Executive Committee consists of Mr. Ford, as chair, and Messrs. Fujiyama and Brandely.

The Executive Committee met one time and also took action by written consent in 2025.

COMPENSATION DISCUSSION AND ANALYSIS

General

In this Compensation Discussion and Analysis (“CD&A”), we provide an overview and analysis of the compensation awarded to or earned by our named executive officers identified in the Summary Compensation Table below (each, an “NEO”) during fiscal year 2025, including the elements of our compensation program for NEOs, material compensation decisions made under that program for fiscal year 2025 and the material factors considered in making those decisions. This discussion may contain forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs.

Our NEOs for the year ended December 31, 2025 are:

•	Russell Ford, Chief Executive Officer;

•	Daniel Satterfield, Chief Financial Officer;

•	Kimberly Ernzen, Chief Operating Officer;

•	Lewis Prebble, President of Engine Services – Commercial;

•	Anthony Brancato, President of Engine Services – Business Aviation (who announced his retirement in March 2026); and

•	Kimberly Ashmun, former President of Component Repair Services (who ceased serving as an executive officer on September 22, 2025 and who ceased to be employed with us on December 31, 2025).

Executive Compensation Objectives and Philosophy

The key objectives in our executive compensation program have been to attract, motivate, and reward leaders who have the skills and experience necessary to successfully execute on our strategic plan to maximize stockholder value. Our executive compensation program has been designed to:

•	Attract and retain talented and experienced executives in a competitive and dynamic market;

•	Motivate our NEOs to help our company achieve the best possible financial and operational results;

•	Provide reward opportunities consistent with our performance on both a short-term and long-term basis; and

•	Align the long-term interests of our NEOs with those of our stockholders.

We strive to set our overall total compensation at a competitive level. Executives may be compensated above or below the targeted market position based on factors such as experience, performance, scope of position and the competitive demand for proven executive talent, as described further below under “—Determination of Executive Compensation.”

We work with Korn Ferry, our compensation consultant, to determine our compensation philosophy and implement compensation arrangements that reflect that philosophy. Our compensation philosophy aims to reflect the following general principles:

•	Reward performance;

•	Attract and retain the right talent;

•	Align reward to our business objectives and long-term value creation; and

•	Position the interests of executives with that of stockholders.

Compensation Governance and Best Practices. We are committed to having strong governance standards with respect to our compensation programs, procedures and practices. Our key compensation practices include the following:

What We Do		What We Do Not Do
✓	Emphasize performance-based, at risk compensation.	X	Grant uncapped cash incentives or guaranteed equity compensation.

✓	Emphasize the use of equity compensation to promote executive retention and reward long-term value creation.	X	Provide significant perquisites.

✓	Weight the overall pay mix towards incentive compensation for senior executives.	X	Provide any compensation-related tax gross-ups.

✓	Engage an independent compensation consultant to advise our Compensation Committee.

Determination of Executive Compensation

Our executive compensation program is administered by the Compensation Committee, which performs its work in consultation with the Board. The compensation of the NEOs is approved annually by the Compensation Committee, in consultation with the Board. Our Chief Executive Officer typically provides annual recommendations to the Compensation Committee and discusses with the Compensation Committee the compensation and performance of our executive officers, other than himself. Our Chief Executive Officer bases his recommendations upon his review (formed both subjectively, and objectively against individually developed goals) of the performance of the executive officers, our overall performance against our applicable corporate goals (as described further below) and his assessment of the officer’s contributions to such performance, internal pay equity considerations, his assessment of the competitiveness of the market for each officer’s services and an annual self-evaluation performed by each NEO. The Compensation Committee evaluates any recommended compensation adjustments or awards to executive officers and ultimately determines executive compensation. In order to determine the Chief Executive Officer’s compensation, the Compensation Committee reviews the performance of the Chief Executive Officer and determines his compensation without his participation.

As part of our Chief Executive Officer’s recommendations to the Compensation Committee, Mr. Ford took into account advice and data provided by Korn Ferry, which included an analysis of market data (based on public filings) for executive compensation of certain companies that were determined to be appropriate peers based on company size and industry (the “Reference Groups”). Our Reference Groups for 2025 included two peer groups, one of which was used to determine the design of our executive compensation program (the “Pay Design Peer Group”) and the other of which was used to determine the levels of pay for our executive compensation program (the “Pay Levels Peer Group”). The Pay Design Peer Group consisted of the following companies: RTX Corporation, the Boeing Company, Lockheed Martin Corporation, General Electric Company, Northrop Grumman Corporation, Honeywell International Inc., Howmet Aerospace Inc., HEICO Corporation, Woodward, Inc. and AAR Corp. The Pay Levels Peer Group consisted of the following companies: Textron Inc., Huntington Ingalls Industries, Inc., TransDigm Group Incorporated, Howmet Aerospace Inc., ATI Inc., V2X, Inc., HEICO Corporation, Moog Inc., Woodward, Inc., Leonardo DRS, Inc., Curtiss-Wright Corporation, BWX Technologies, Inc., AAR Corp., Hexcel Corporation, and RBC Bearings Incorporated.

Mr. Ford reviewed our NEO compensation against these Reference Groups to consider whether our NEO compensation is competitive and sufficient to recruit and retain our NEOs. Our Reference Groups represented a cross-section of companies in the aerospace, defense and industrial industries, and reflected the types of companies with whom we compete for talent. Mr. Ford took into account business performance, individual performance and market data from Korn Ferry, along with internal equity, in making recommendations.

Consideration of Annual Say-on-Pay Vote on Executive Compensation

The Compensation Committee considered the results of the non-binding stockholder advisory vote on the compensation of our NEOs conducted at the June 12, 2025 annual meeting of stockholders. As reported in our current report on Form 8-K, filed with the SEC on June 13, 2025, over 99% of the votes cast on the proposal expressed support for the compensation program offered to our NEOs as disclosed in last year’s proxy statement (the “2025 Say-on-Pay Vote”). The Compensation Committee made no specific changes to our executive compensation program as a result of the 2025 Say-on-Pay Vote, though it evaluated its compensation program overall in light of the Company’s new status as a public company. Further, our Board has elected to conduct the Say-on-Pay Vote annually, thereby giving our stockholders the opportunity to provide feedback on the compensation of our NEOs each year. We expect to conduct our annual Say-on-Pay Vote as described in Proposal No. 3 of this proxy statement at the 2026 Annual Meeting of Stockholders. Our Board and our Compensation Committee will consider the outcome of the Say-on-Pay Vote, as well as any feedback received throughout the year, when making compensation decisions for our NEOs in the future.

Elements of Compensation

For fiscal year 2025, the primary elements of our NEOs’ compensation, and the main objectives of each element, were:

•	Base Salary. Base salary attracts and retains talented executives, recognizes individual roles and responsibilities, and provides stable income;

•

Annual Performance-Based Incentive Compensation. Annual performance bonuses promote short-term performance objectives and reward executives for their contributions toward achieving those objectives; and

•

Equity-Based Compensation. Equity-based compensation creates an ownership culture among our employees that provides an incentive to contribute to the continued growth and development of our business and aligns the interests of executives with those of our stockholders.

We do not currently have formal policies relating to the allocation of total compensation among the various elements of our compensation program.

In addition, our NEOs are eligible to participate in our health and welfare programs and in defined contribution retirement plans on the same basis as our other employees. We also maintain severance arrangements, which aid in attracting and retaining executive talent and help executives to remain focused and dedicated.

Each of these elements of compensation for 2025 is described further below.

Base Salary

The base salaries of our NEOs are an important part of their total compensation package and are intended to reflect their respective positions, duties and responsibilities. Base salary is a visible and stable fixed component of our compensation program. Base salaries provide our NEOs with a reasonable degree of financial certainty and stability.

Annually, the Compensation Committee reviews the base salaries of our executive officers and may, based upon and following receipt of the recommendations of the Chief Executive Officer (other than with respect to his own base salary) and in consultation with the Board, adopt certain market-based adjustments to take effect for the remainder of that year.

Based upon these considerations, the Compensation Committee determined at its early 2025 meeting to increase the annual base salaries of certain NEOs for 2025 as set forth below (effective as of April 1, 2025).

The table below sets forth the annual base salary rates for each NEO:

Name	2025 Annual Base Salary (Pre- Increase) ($)	2025 Annual Base Salary (Effective 4/1/2025) ($)
Russell Ford	960,000	1,020,000
Daniel Satterfield	525,000	580,000
Kimberly Ernzen	625,000	625,000
Lewis Prebble	425,000	465,000
Anthony Brancato	420,000	445,000
Kimberly Ashmun	420,000	445,000

Cash Incentive Compensation

We consider annual cash incentive bonuses to be an important component of our total compensation program which provides incentives necessary to retain executive officers. We maintain an Annual Incentive Plan (the “AIP”) pursuant to which each NEO is eligible to receive an annual performance-based cash bonus based on a specified target annual bonus award amount, expressed as a percentage of the NEO’s base salary. In fiscal year 2025, our NEOs participated in our AIP at the following target percentages of base salary:

Name	Target Percentage (as % of Annual Base Salary)
Russell Ford	125%
Daniel Satterfield	80%
Kimberly Ernzen	80%
Lewis Prebble	75%
Anthony Brancato	75%
Kimberly Ashmun	75%

For 2025, the performance metrics consisted of revenue (10% weighting), Management EBITDA (50% weighting) and operating cash flow (40% weighting). For 2025, our performance results, and the percentage of target bonus earned as a result, were as follows: we achieved $6,062.5 million of revenue, which was 97.5% of target (which resulted in a payout level of 90% of target for this element), $782.1 million of Management EBITDA, which was 95.5% of target (which resulted in a payout level of 90% of target for this element), and $493.8 million of operating cash flow, which was 95.3% of target (which resulted in a payout level of 90% of target for this element). Based on these achievement levels, each NEO earned a 2025 performance bonus of 90% of their target bonus amount. The NEOs’ 2025 performance bonuses under our AIP, which were deemed to be paid under our 2024 Incentive Award Plan (the “2024 Plan”), are set forth in the column titled “Non-Equity Incentive Plan Compensation” in the “2025 Summary Compensation Table” below.

“Management EBITDA” is a non-GAAP financial measure that is calculated as (i) Adjusted EBITDA (the calculation of which is described in the section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations”), less (ii) the amount associated with business transformation costs (LEAP & CFM).

The “operating cash flow” performance metric that is used for purposes of our AIP is a non-GAAP financial measure that is calculated as cash from operations less cash used for investing activities (the calculation of which is described in the section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations”), but does not include interest, taxes or certain items not recurring in the ordinary course of business and excluded from Adjusted EBITDA such as acquisition, integration and severance costs and refinancing fees.

Equity-Based Compensation

In connection with our 2024 initial public offering (our “IPO”), we and our stockholders adopted and approved the 2024 Plan in order to facilitate the grant of cash and equity incentives to directors, employees (including our NEOs) and consultants of our company and certain of its affiliates and to enable our company and certain of its affiliates to obtain and retain services of these individuals, which is essential to our long-term success. We do not currently have any formal policy for determining the number of equity-based awards to grant to NEOs and we grant such awards from time to time to motivate and retain our executive officers.

The Compensation Committee established target equity-based award opportunities for 2025 based on a review of individual performance, market competitiveness and internal equity considerations. Based on this review, the Compensation Committee established equity award opportunities for 2025 as follows.

Name	Annual Equity Award Opportunity as a Percentage of Base Salary
Russell Ford	500%
Daniel Satterfield	250%
Kimberly Ernzen	225%
Lewis Prebble	150%
Anthony Brancato	150%
Kimberly Ashmun	150%

The equity awards granted to our NEOs in 2025 consisted of (i) stock options with a grant date fair value that was equal to approximately 50% (or, for Mr. Ford, 60%) of the target equity award opportunity for 2025 and (ii) restricted stock units (“RSUs”) with a grant date fair value that was equal to approximately 50% (or, for Mr. Ford, 40%) of the target equity award opportunity for 2025. The awards of stock options each had an exercise price equal to the fair market value of a share of our common stock on the date of grant. The awards of stock options and RSUs each vest in three equal annual installments, subject to continued employment.

Consistent with our status as a newly public company, the Compensation Committee initially emphasized time-vested equity awards, including stock options and restricted stock units, to support retention, provide clear line-of-sight to value, and align executives with stockholder interests during the early stages of operating in the public markets. This approach reflects a deliberate focus on stability and simplicity as the Company evolves its public company compensation framework. The Compensation Committee expects to continue evaluating the appropriate balance of time-vested and performance-based equity over time as the Company’s long-term planning processes and performance measurement capabilities continue to evolve.

Refer to the Grants of Plan-Based Awards in Fiscal Year 2025 table below for additional information regarding the equity awards issued to our NEOs during 2025.

Employee Benefits and Perquisites

We maintain a defined contribution retirement savings plan (the “401(k) plan”) for our U.S.-based employees, including our NEOs, who satisfy certain eligibility requirements. Our NEOs are eligible to participate in the 401(k) plan on the same terms as other full-time employees and are permitted to defer a portion of their compensation, within prescribed limits, on a pre-tax basis, through contributions to the 401(k) plan. Currently, we match contributions made by participants in the 401(k) plan, up to 5% of the employee contributions. We believe that providing a vehicle for tax-deferred retirement savings through these plans, and making matching contributions, adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our NEOs, in accordance with our compensation policies. None of our NEOs participated in any defined benefit pension plans or non-qualified deferred compensation plans in 2025.

All of our full-time U.S.-based employees, including our NEOs, are eligible to participate in our health and welfare plans, including medical, dental and vision benefits, medical and dependent care flexible spending accounts, short-term and long-term disability insurance, and life insurance. We believe the benefits described above are necessary and appropriate to provide a competitive compensation package to our NEOs.

We also provide a limited number of other benefits to our employees, including a car allowance, wellness program premium credit, and, for Mr. Ford only, supplemental life insurance. Mr. Ford also receives Company-paid personal security services in accordance with the recommendations of an independent security assessment. None of our NEOs is entitled to any tax gross-up payment. In considering the appropriateness of these benefits, we have evaluated whether each such benefit is appropriate to assist an individual executive officer in the performance of the executive’s duties, to make our executive officers more efficient and effective, and for recruitment, motivation, or retention purposes. All future practices with respect to perquisites or other personal benefits will be approved by the Compensation Committee.

Severance and Change in Control Arrangements

We are party to employment and offer letter agreements with each of our NEOs, which provide for severance benefits and payments upon certain terminations without cause or resignations for good reason. Our Compensation Committee believes that these types of arrangements are necessary to attract and retain executive talent and are a customary component of executive compensation. In particular, such arrangements can mitigate a potential disincentive for our NEOs when they are evaluating a potential acquisition of the Company and can encourage retention through the conclusion of the transaction. The payments and benefits provided under our severance and change in control arrangements are designed to be competitive with market practices. Additionally, in connection with her separation of service with us, Ms. Ashmun entered into a transition agreement with us providing for her continued service as an employee through December 31, 2025 (the “Transition Agreement”). A description of these arrangements, as well as information on the estimated payments and benefits that our NEOs would have been eligible to receive as of December 31, 2025, are set forth in “—Executive Compensation Tables—Potential Payments Upon Termination or Change in Control” below.

Other Policies and Considerations
Section
 409A
. The Board and Compensation Committee take into account whether components of the compensation for our executive officers will be adversely impacted by the penalty tax imposed by Section 409A of the Code, and aim to structure these components to be compliant with or exempt from Section 409A to avoid such potential adverse tax consequences.
Section
 162(m)
. Section 162(m) of the Code disallows a tax deduction to public companies for compensation in excess of $1 million paid to “covered employees”, which generally includes all NEOs. While the Board and Compensation Committee may take the deductibility of compensation into account when making compensation decisions, the Board and Compensation Committee will award compensation that they determine to be consistent with the goals of our executive compensation program even if such compensation is not deductible by us.
Clawback Policy
. We maintain a compensation recovery policy as required by Rule
10D-1
under the Securities Exchange Act of 1934, as amended, and the applicable listing standards. This policy provides for the mandatory recovery (subject to limited exceptions) from current and former officers of incentive-based compensation that was erroneously received during the three years preceding the date that we are required to prepare an accounting restatement. The amount required to be recovered will be the excess of the amount of incentive-based compensation received over the amount that otherwise would have been received had it been determined based on the restated financial measure.
Equity Award Timing Policies and Practices
. Our general practice is to not grant equity awards in anticipation of the release of material nonpublic information or time the release of material nonpublic information for the purpose of affecting the value of executive compensation. The Compensation Committee and Board use their business judgment to determine the amount of an equity award and would consider any material nonpublic information that is known to it before granting an equity award. Although we do not have a formal policy with respect to the timing of our equity award grants, the Compensation Committee expects to grant such awards on a predetermined annual schedule. In fiscal year 2025, we did not grant stock options to our NEOs during the four business days prior to or the one business day following the filing of a periodic report or the filing or furnishing of a Form
8-K
that discloses material nonpublic information.
Stock Ownership Guidelines
. We maintain stock ownership guidelines that require each director and NEO to own shares of our common stock with a value equal to a certain multiple of his or her annual cash retainer (not including committee membership, lead independent director or chair retainers) or base salary. Equity interests that count towards the satisfaction of the ownership guidelines include shares owned outright and restricted shares and shares subject to outstanding restricted stock units that, in each case, vest solely based on the passage of time (net of payment of withholding taxes and transaction costs). However, stock options and awards of performance-based restricted shares and performance-based restricted stock units (to the extent such performance-based vesting conditions that have not been achieved) do not count towards satisfaction of the ownership guidelines. Directors and NEOs generally have five years from the date they become a member of our Board or are appointed as an executive officer to satisfy the applicable stock ownership threshold.

Covered Person	Multiple of Salary/Retainer
Chief Executive Officer	6x annual base salary
Chief Financial Officer/Chief Operations Officer	3x annual base salary
Presidents	1.5x annual base salary
Other Executive Officers	1x annual base salary
Directors	5x annual cash retainer
We also have a stock retention requirement for directors and NEOs. Any director or NEO who has not achieved the applicable stock ownership threshold within the required timeframe is required to hold at least 50% of all net-settled
shares (after payment of withholding taxes, transaction costs and the exercise price for options, as applicable) until he or she meets the applicable stock ownership threshold.

“Golden Parachute” Payments
. Sections 280G and 4999 of the Code provide that certain executive officers and other service providers who are highly compensated or hold significant equity interests may be subject to an excise tax if they receive payments or benefits in connection with a change in control of the Company that exceeds certain prescribed limits, and that we, or a successor, may forfeit a tax deduction on the amounts subject to this additional tax. While the Board and Compensation Committee may take the potential forfeiture of such tax deduction into account when making compensation decisions, it will award compensation that it determines to be consistent with the goals of our executive compensation program even if such compensation is not deductible by us. We do not provide any tax gross-ups
to cover excise taxes under Section 4999 in connection with a change in control.
Accounting for Share-Based Compensation
. We follow Financial Accounting Standard Board Accounting Standards Codification Topic 718 (“ASC Topic 718”) for our share-based compensation awards. ASC Topic 718 requires companies to measure the compensation expense for all share-based payment awards made to employees and directors, including stock options, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the compensation tables below, even though our NEOs may never realize any value from their awards.
Analysis of Risks Presented by our Compensation Policies and Programs
. The Compensation Committee has reviewed our compensation policies and practices to assess whether they encourage employees to take inappropriate risks. The Compensation Committee has reviewed and assessed our compensation philosophy, terms and practices, including the mix of fixed and variable, short- and long-term incentives and overall pay, incentive plan structures, and the checks and balances built into, and oversight of, each plan and practice. The Compensation Committee believes the mix and design of the elements of executive compensation do not encourage management to assume excessive risks; rather, it believes the mix of short-term compensation (in the form of salary and annual bonus, if any, which is based on a variety of performance factors) and long-term compensation (in the form of stock options or RSUs) prevents undue focus on short-term results and helps align the interests of our executive officers with the interests of our stockholders. Our insider trading policy and prohibition against hedging and pledging of our stock also protect against short-term decision making.
Compensation Committee Report
The Compensation Committee of StandardAero, Inc. has reviewed and discussed the Compensation Discussion and Analysis included in this proxy statement with members of management. Based on such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.
Respectfully submitted by the members of the Compensation Committee of the Board:
Compensation Committee
Douglas V. Brandely (Chair)
Paul McElhinney
Stefan Weingartner

Executive Compensation Tables

2025 Summary Compensation Table

The following table contains information about the compensation earned by each of our NEOs during each of the fiscal years ended December 31, 2023, 2024 and 2025.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)		Total ($)
Russell Ford	2025	1,009,154	—		1,920,014	2,880,002	1,147,500	834,952	(3)	7,791,622
Chief Executive Officer	2024	967,385	—		—	—	1,368,000	55,064		2,390,449
	2023	870,000	—		—	—	1,631,250	187,456		2,688,706

Daniel Satterfield	2025	568,692	45,000	(4)	656,256	656,258	417,600	45,510	(5)	2,389,317
Chief Financial Officer	2024	522,789	—		—	—	478,800	41,900		1,043,489
	2023	490,385	190,000		—	2,033,360	600,000	40,630		3,354,375

Kimberly Ernzen	2025	627,404	—		703,141	703,134	450,000	48,177	(6)	2,531,855
Chief Operating Officer	2024	372,596	50,000			7,333,464	570,000	13,846		8,339,906

Lewis Prebble	2025	456,942	15,000	(7)	318,764	318,756	313,875	48,331	(8)	1,471,668
President of Engine Services – Commercial Division	2024	422,019			429,900		363,375	41,770		1,257,064
	2023	394,231	25,000				450,000	40,500		909,731

Anthony Brancato	2025	440,558	—		315,024	315,010	300,375	43,113	(9)	1,414,079
President of Engine Services – Business Aviation

Kimberly Ashmun(10)	2025	464,202	—		315,024	315,010	300,375	264,082	(11)	1,658,692
Former President of Component Repair Services	2024	418,231	—		2,149,500		359,100	40,095		2,966,926
	2023	400,000	—			115,393	450,000	52,651		1,018,044

(1)

Amounts reflect the grant date fair value of stock options and restricted stock units granted during the applicable fiscal year computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. We provide information regarding the assumptions used to calculate the value of all stock option and restricted stock unit awards made to our NEOs in 2025 in Note 19 to the audited consolidated financial statements included in our Annual Report incorporated by reference herein. Please refer to the section entitled “Elements of Compensation — Equity-Based Compensation” for additional details regarding these awards.

(2)

Amounts for fiscal year 2025 represent payments earned by our NEOs under our 2025 AIP based upon the achievement of certain company performance objectives for fiscal year 2025. Please see the description of the annual bonus program under “— Cash Incentive Compensation” in the CD&A above.

(3)

Consists of an automobile allowance, 401(k) company matching contributions ($17,849), supplemental life insurance, a personal security detail ($773,738), LifeLock protection and spousal travel and entertainment.

(4)	Represents a discretionary bonus paid to Mr. Satterfield in recognition of his achievements in connection with various equity offerings.
(5)	Consists of an automobile allowance, 401(k) company matching contributions ($17,747), spousal travel and entertainment and a wellness premium credit.
(6)	Consists of an automobile allowance ($24,000), 401(k) company matching contributions ($19,129), spousal travel and entertainment and a wellness premium credit.
(7)	Represents a discretionary bonus paid to Mr. Prebble in recognition of his successful negotiation of certain long-term agreements.
(8)	Consists of an automobile allowance ($24,000), 401(k) company matching contributions ($18,555), spousal travel and entertainment and a wellness premium credit.
(9)	Consists of an automobile allowance ($24,000), 401(k) company matching contributions ($18,472), spousal entertainment and a wellness premium credit.
(10)

Effective as of September 22, 2025, Ms. Ashmun entered into the Transition Agreement pursuant to which she ceased serving as our President of Component Repair Services. Ms. Ashmun’s employment with us ended on December 31, 2025.

(11)

Consists of an automobile allowance ($24,000), 401(k) company matching contributions ($17,582), and severance payments made to Ms. Ashmun pursuant to the Transition Agreement ($222,500), which are described in further detail below.

Grants of Plan-Based Awards in Fiscal Year 2025

The following table provides supplemental information relating to grants of plan-based awards made during fiscal year 2025 to help explain information provided above in our Summary Compensation Table. This table presents information regarding all grants of plan-based awards occurring during fiscal year 2025.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Option Awards: Number of Securities Underlying Options (#)(2)	All Other Stock Awards: Number of Shares of Stock or Units(#)(2)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Approval Date	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Russell Ford		—	1,147,500	1,275,000	2,550,000	—	—	—	—
	3/11/2025	4/15/2025	—	—	—	248,276	—	25.62	2,880,002
	3/11/2025	4/15/2025	—	—	—	—	74,942	—	1,920,014

Daniel Satterfield		—	417,600	464,000	928,000	—	—	—	—
	3/10/2025	4/15/2025	—	—	—	56,574	—	25.62	656,258
	3/10/2025	4/15/2025	—	—	—	—	25,615	—	656,256

Kimberly Ernzen		—	450,000	500,000	1,000,000	—	—	—	—
	3/10/2025	4/15/2025	—	—	—	60,615	—	25.62	703,134
	3/10/2025	4/15/2025	—	—	—	—	27,445	—	703,141

Lewis Prebble		—	313,875	348,750	697,500	—	—	—	—
	3/10/2025	4/15/2025	—	—	—	27,479	—	25.62	318,756
	3/10/2025	4/15/2025	—	—	—	—	12,442	—	318,764

Anthony Brancato		—	300,375	333,750	667,500	—	—	—	—
	3/10/2025	4/15/2025	—	—	—	27,156	—	25.62	315,010
	3/10/2025	4/15/2025	—	—	—	—	12,296	—	315,024

Kimberly Ashmun		—	300,375	333,750	667,500	—	—	—	—
	3/10/2025	4/15/2025	—	—	—	27,156	—	25.62	315,010
	3/10/2025	4/15/2025	—	—	—	—	12,296	—	315,024

(1)

Amounts reflect potential payouts under our 2025 AIP. Please see the description of the annual bonus program under “—Cash Incentive Compensation” in the CD&A above and in the section below entitled “—Potential Payments Upon Termination or Change in Control.”

(2)	Amounts represent stock options and RSUs granted under the 2024 Plan.
(3)

Amounts reflect the grant date fair value in accordance with ASC Topic 718. We provide information regarding the assumptions used to calculate these values in Note 19 to the audited consolidated financial statements included in our Annual Report incorporated by reference herein.

Outstanding Equity Awards at 2025 Fiscal Year-End Table

The following table summarizes the number of shares of common stock underlying outstanding equity incentive plan awards for each NEO as of December 31, 2025. During 2025, no options were exercised and no stock awards became vested.

			Option Awards			Stock Awards
Name	Grant Date		Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Russell Ford	6/14/2019	(1)	—	—	—	1,965,650	(2)	56,374,842	218,406	6,263,884
	4/15/2025	(5)	—	—	—	74,942		2,149,337	—	—
	4/15/2025	(5)	248,276	25.62	4/15/2035	—		—	—	—

Daniel Satterfield	3/27/2023	(1)	—	—	—	295,558	(2)	8,476,603	126,670	3,362,896
	4/15/2025	(5)	—	—	—	25,615		734,638	—	—
	4/15/2025	(5)	56,574	25.62	4/15/2035	—		—	—	—

Kimberly Ernzen	5/31/2024	(1)	—	—	—	305,561	(2)	8,763,489	—	—
	4/15/2025	(5)	—	—	—	27,445		787,123	—	—
	4/15/2025	(5)	60,615	25.62	4/15/2035	—		—	—	—

Lewis Prebble	3/25/2021	(1)	—	—	—	318,753	(2)	9,141,836	35,418	1,015,788
	11/23/2024	(2)	—	—	—	15,000		430,200	—	—
	4/15/2025	(5)	—	—	—	12,442		356,837	—	—
	4/15/2025	(5)	27,479	25.62	4/15/2035	—		—	—	—

Anthony Brancato	6/14/2019	(1)	—	—	—	265,627	(2)	7,618,182	29,515	846,490
	9/15/2022	(1)	—	—	—	44,930	(2)	1,288,592	4,994	143,228
	8/3/2023	(1)	—	—	—	2,930	(2)	84,032	1,257	36,051
	4/15/2025	(5)	—	—	—	12,296	(5)	352,649	—	—
	4/15/2025	(5)	27,156	25.62	4/15/2035	—		—	—	—

Kimberly Ashmun(6)	9/15/2022	(1)	—	—	—	207,315	(2)	5,945,794	—	—

(1)

Amounts shown in this table represent shares of restricted stock, which were received in connection with the IPO in respect of Class B Units in Dynasty Parent Holdings, L.P. (the “Partnership”) under the Dynasty Parent Holdings L.P. and StandardAero, Inc. 2019 Long-Term Incentive Plan that were originally granted to the holder, or RSUs. Dates shown under “Grant Date” represent the original grant date of the corresponding award of Class B Units, if applicable.

(2)

Amounts are eligible to vest immediately prior to the date of a Liquidity Event (including any portion of the award that was subject to performance conditions that were satisfied as of December 31, 2025), subject to the holder’s continuous service through the date of the Liquidity Event. A “Liquidity Event” is generally defined to mean either (i) a sale for cash of the equity securities of the Partnership or its successor held, directly or indirectly, by all of the Partnership’s Principal Equityholders (which consist of Vencap Holdings (1992) Pte Ltd., Carlyle Partners VII and each of their affiliates to which equity securities are transferred) such that, immediately following such transaction, the total percentage capital interest of the equity securities in the Partnership or its successor held by the Principal Equityholders and their affiliates is, in the aggregate, less than 30% of the total percentage capital interests of the equity securities in the Partnership held as of April 4, 2019 (which was the original investment date of the Principal Equityholders in the Partnership) or (ii) the sale of all or substantially all of the assets of the Partnership or the Partnership and its subsidiaries taken as a whole to a third party.

(3)

Amounts shown are calculated by multiplying $28.68 (which was the price of a share of our common stock at the close of trading on December 31, 2025) by the number of shares of common stock underlying the applicable award.

(4)

The portion of the award of restricted shares shown in this column is eligible to vest immediately prior to the date of a Liquidity Event (subject to the holder’s continuous service through the date of the Liquidity Event) to the extent that certain annual Management EBITDA and cash flow targets are attained, provided that any restricted shares that fail to vest due to the failure to attain such targets shall remain eligible to vest upon the Liquidity Event if the Board determines that a multiple-of-invested-capital return of 2.5x has been attained as of the date of such Liquidity Event.

(5)	Awards are scheduled to vest on each of the first three anniversaries of the grant date, subject to the holder’s continuous service through the vesting date.
(6)

Pursuant to the Transition Agreement, (i) Ms. Ashmun forfeited all of her outstanding equity awards as of the date she terminated employment with us, other than 207,315 shares of restricted stock (the “Specified Portion”) subject to the restricted stock award granted to her on September 15, 2022 and (ii) the Specified Portion was amended so that it would remain outstanding and eligible to vest upon a Liquidity Event, as defined in the award agreement governing the Specified Portion.

Potential Payments Upon Termination or Change in Control

Each of our current NEOs (other than Ms. Ashmun, who is no longer employed by the Company and whose Transition Agreement is described below) is party to an offer letter or employment agreement, the material terms of which are described below.

Russell Ford

We have entered into an employment agreement (as amended, the “Ford Employment Agreement”) pursuant to which Mr. Ford serves as our chief executive officer. The Ford Employment Agreement entitles him to an annual target bonus opportunity, business travel benefits and an automobile allowance of $3,000 per month.

If Mr. Ford is terminated by us without “cause” (as defined in the Ford Employment Agreement), then, subject to his continued compliance with restrictive covenants to which he is subject and his timely execution and non-revocation of a release of claims in our favor, he is entitled to receive severance payments and benefits consisting of (i) 18 months of base salary continuation; (ii) a pro rata portion of the bonus he would have earned for the year of termination (based on performance for such year); and (iii) 18 months of continued medical, dental, disability and group term life insurance plan coverage as if he was an active, full-time employee.

The Ford Employment Agreement also contains non-competition and non-solicitation restrictions that last for 24 months post-termination, as well as confidentiality restrictions, provisions related to intellectual property protection and non-disparagement restrictions.

Daniel Satterfield, Kimberly Ernzen, Anthony Brancato and Lewis Prebble

We have entered into employment or offer letter agreements with Mr. Satterfield, Ms. Ernzen, Mr. Brancato and Mr. Prebble governing their employment with us (the “Executive Agreements”). In addition to providing for an annual target bonus opportunity, each of the Executive Agreements (other than with Mr. Brancato) provides for an automobile allowance.

In the event Mr. Satterfield, Ms. Ernzen, Mr. Brancato or Mr. Prebble is terminated by us without “cause” (as defined in the applicable Executive Agreement), they are entitled to receive severance payments consisting of 6 months of their base salary (or 9 months for Mr. Brancato and 12 months for Mr. Satterfield). In addition, each of these NEOs have agreed to refrain from competing with us for 12 months post-termination and from soliciting our customers or employees for 24 months post-termination, and have also agreed to confidentiality restrictions, provisions related to intellectual property protection and non-disparagement restrictions.

Kimberly Ashmun

On November 3, 2025, Ms. Ashmun entered into the Transition Agreement, pursuant to which Ms. Ashmun remained employed until December 31, 2025 (the “Separation Date”). The Transition Agreement contained a release of claims in favor of the Company, and also provided for a cash severance payment of $222,500 (representing six months of Ms. Ashmun’s annualized base salary, which is consistent with severance to be paid following a termination without cause pursuant to her offer letter), payable in a lump sum shortly following the Separation Date, and a cash payment representing the annual bonus for 2025 which Ms. Ashmun would have received under the AIP (calculated based on actual performance and paid when amounts are paid to actively employed individuals in the ordinary course). Additionally, we agreed to amend the terms of an award of restricted shares previously granted to Ms. Ashmun (the “Subject Award”) so that the Specified Portion will remain outstanding following Ms. Ashmun’s separation from service and will vest immediately prior to a “Liquidity Event” (as defined in the award agreement governing the Subject Award), disregarding any performance-based vesting conditions or continued employment requirement. Any other equity or equity-based awards (or portions thereof) granted to Ms. Ashmun, other than the Specified Portion, were forfeited upon the Separation Date. The severance benefits described herein are subject to Ms. Ashmun’s continued compliance with any non-competition, non-solicitation and other restrictions that she is subject to.

Estimated Potential Payments

The following table summarizes the payments that would be made to our NEOs upon the occurrence of certain qualifying terminations of employment occurring on December 31, 2025. Amounts shown do not include (i) accrued but unpaid base salary through the date of termination or (ii) other benefits earned or accrued by the NEO during his or her employment that are available to all salaried employees, such as accrued vacation. For Mr. Ford, the amount shown under “cash severance” also includes the payment of his 2025 annual bonus. Furthermore, as noted above, Ms. Ashmun’s employment with us ended on December 31, 2025, and she became entitled to the payments and benefits described above. The amount shown for her under “cash severance” includes payment of her 2025 annual bonus. As noted above, a change in control transaction would not result in the acceleration of outstanding equity awards unless it also constituted a Liquidity Event, and would not otherwise result in payments to our NEOs.

Name	Benefit	Termination Without Cause ($)
Russell Ford	Cash Severance	2,677,500
	Continued Health and Welfare Benefits	48,719

	Total	2,716,219

Daniel Satterfield	Cash Severance	580,000
Kimberly Ernzen	Cash Severance	312,500
Lewis Prebble	Cash Severance	232,500
Anthony Brancato	Cash Severance	333,750
Kimberly Ashmun	Cash Severance	522,875

Pay Versus Performance
The following table sets forth information concerning the compensation of our NEOs for the fiscal years ended December 31, 2025 and December 31, 2024, and our financial performance for such fiscal years:

					Value of Initial Fixed $100 Investment Based on:
Year	Summary Compensation Table Total for PEO ($)	Compensation Actually Paid to PEO ($) (1)(2)	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($) (1)(2)	Total Shareholder Return ($) (3)	Peer Group Total Shareholder Return ($) (4)	Net Income ($)	Management EBITDA ($) (5)
2025	7,791,622	16,998,058	1,893,122	2,489,941	87.57	130.65	277,417,000	782,145,000
2024	2,390,449	27,186,541	3,401,846	6,343,645	75.60	93.40	10,974,106	644,153,000

(1)
Amounts represent compensation actually paid to our principal executive officer (“PEO”) and the average compensation actually paid to our remaining NEOs for the fiscal year ended December 31, 2025, as determined under SEC rules (and described below), which includes the individuals indicated in the table below for such fiscal year:

Year	PEO	Non-PEO NEOs

2025	Russell Ford	Daniel Satterfield, Kimberly Ernzen, Lewis Prebble, Anthony Brancato and Kimberly Ashmun
2024	Russell Ford	Daniel Satterfield, Kimberly Ashmun, Kimberly Ernzen and Lewis Prebble
Compensation actually paid to our NEOs represents the “Total” compensation reported in the Summary Compensation Table for the fiscal year ended December 31, 2025, as adjusted as follows:

	2025
Adjustments	PEO ($)	Average Non-PEO NEOs ($)
Deduction for Amounts Reported under the “Stock Awards” and “Option Awards” Columns in the Summary Compensation Table for Applicable FY	(4,800,016)	(923,275)
Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Remain Unvested as of Applicable FY End, determined as of Applicable FY End	5,444,952	908,144
Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Vested during Applicable FY, determined as of Vesting Date	—	—
Increase/deduction for Awards Granted during Prior FY that were Outstanding and Unvested as of Applicable FY End, determined based on change in ASC 718 Fair Value from Prior FY End to Applicable FY End	8,561,500	1,296,366
Increase/deduction for Awards Granted during Prior FY that Vested During Applicable FY, determined based on change in ASC 718 Fair Value from Prior FY End to Vesting Date	—	—
Deduction of ASC 718 Fair Value of Awards Granted during Prior FY that were Forfeited during Applicable FY, determined as of Prior FY End	—	(684,416)
Increase based on Dividends or Other Earnings Paid during Applicable FY prior to Vesting Date	—	—
Increase based on Incremental Fair Value of Options/SARs Modified during Applicable FY	—	—
Deduction for Change in the Actuarial Present Values reported under the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” Column of the Summary Compensation Table for Applicable FY	—	—
Increase for Service Cost and, if applicable, Prior Service Cost for Pension Plans	—	—

Total Adjustments	$9,206,436	$596,818

(2)
Fair value or change in fair value, as applicable, of equity awards in the “Compensation Actually Paid” columns was determined by reference to (i) for restricted stock awards and restricted stock unit awards, the price per share on the applicable year-end
date(s) (which was $24.76 and $28.68 as of December 31, 2024 and December 31, 2025, respectively), assuming that any performance-based vesting conditions are satisfied in full; and (ii) for stock options, the value of the stock option on the applicable year-end
date as determined using a Black-Scholes pricing model to estimate the then-current fair value (assuming a remaining term of the options of 5.3 years, a dividend yield of 0%, a risk-free rate of 4.07% and expected volatility of 40%). For additional information on the assumptions used to calculate the valuation of the awards, see Note 19 to the audited consolidated financial statements included in our Annual Report incorporated by reference herein.

(3)
Represents our cumulative total stockholder return (“TSR”) for the period commencing on October 2, 2024 (the date on which our common stock commenced trading on the New York Stock Exchange) until December 31, 2024 and December 31, 2025 (as applicable).

(4)
Represents the cumulative TSR (the “Peer Group TSR”) of the S&P Aerospace & Defense Select Index for the period commencing on October 2, 2024 (the date on which our common stock commenced trading on the New York Stock Exchange) until December 31, 2024 and December 31, 2025 (as applicable).

(5)
Management EBITDA is a
non-GAAP
measure. For additional details regarding how this measure is calculated from the nearest GAAP counterpart in the Company’s audited financial statements, please see the section titled “Cash Incentive Compensation” in the CD&A above.

Narrative Disclosure to Pay Versus Performance Table
Relationship Between Financial Performance Measures
The graphs below compare the compensation actually paid to our PEO and the average of the compensation actually paid to our remaining NEOs, with (i) our cumulative TSR and our Peer Group TSR, (ii) our net income, and (iii) Management EBITDA (our Company-selected measure), in each case, for the fiscal years ended December 31, 2024 and December 31, 2025. TSR amounts reported in the graph assume an initial fixed investment of $100 on October 2, 2024 (the date on which our common stock commenced trading on the New York Stock Exchange), and that all dividends, if any, were reinvested.
We use Management EBITDA as our Company-selected measure selected because it reflects our core operating results, aligns with our long-term strategic objectives, and is the primary metric used by the Compensation Committee to assess our business performance.

Compensation Actually Paid Versus Total Shareholder Return
$30,000,000
$25,000,000
$20,000,000
$15,000,000
$10,000,000
$5,000,000
$0
Compensation Actually Paid
$140
$120
$100
$80
$60
$40
$20
$0
Total Shareholder Return
FY2024
FY2025
Compensation Actually Paid to PEO
Avg Compensation Actually Paid to Non-PEO NEOs
Total TSR
Peer Group TSR

Compensation Actually Paid Versus Net Income
$30,000,000
$25,000,000
$20,000,000
$15,000,000
$10,000,000
$5,000,000
$0
Compensation Actually Paid
$300,000,000
$250,000,000
$200,000,000
$150,000,000
$100,000,000
$50,000,000
$0
Net Income
FY2024
FY2025
Compensation Actually Paid to PEO
Avg Compensation Actually Paid to Non-PEO NEOs
Net Income

Pay Versus Performance Tabular List
We believe the following performance measures represent the most important financial performance measures used by us to link compensation actually paid to our NEOs for the fiscal year ended December 31, 2025:

•	Management EBITDA;

•	Revenue; and

•	Operating cash flow.
For additional details regarding our most important financial performance measures, please see the section titled “Cash Incentive Compensation” and “Equity-Based Compensation” in the CD&A above.
CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation
S-K,
we are required to disclose the ratio of our CEO’s annual total compensation to the annual total compensation of our other employees.
The annual total compensation for 2025 for our CEO was $7,791,622, as reported in the Summary Compensation Table. The annual total compensation for 2025 for our median employee, identified as discussed below, was $70,411, calculated in accordance with the rules applicable to the Summary Compensation Table. Based on this information, for 2025, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of our other employees was approximately 111 to 1.
Methodology, Assumptions and Estimates Used in Determining our Pay Ratio Disclosure
We chose December 31, 2025 as the date for establishing the employee population used in identifying the median employee and used calendar year 2025 as the measurement period. We identified the median employee using the consistently applied compensation measure of annual base salary as of December 31, 2025 for each employee employed as of December 31, 2025 (other than our CEO). We annualized the compensation measure for permanent employees who joined in 2025. We captured all full-time, part-time, seasonal and temporary employees, consisting of 8,148 individuals.
The annual total compensation of the median employee and the annual total compensation of the CEO were calculated in accordance with the requirements of Item 402(c)(2)(x) of Regulation
S-K.
The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described above. Because the SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices, the pay ratio reported above should not be used as a basis for comparison between companies by other companies. In addition, we expect our annually reported pay ratio may vary significantly year-over-year, given our size and the potential variability in our employee compensation.

2025 Director Compensation

The following table contains information concerning the compensation of our non-employee directors in fiscal year 2025.

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(1)	Total ($)
Douglas V. Brandely	—		—	—
Peter J. Clare	100,000		184,959	284,959
Ian Fujiyama	—		—	—
Wendy M. Masiello	100,000		184,959	284,959
Paul McElhinney	140,000		184,959	324,959
Andrea Fischer Newman	100,000		184,959	284,959
Stefan Weingartner	100,000		184,959	284,959
Derek Kerr	92,767	(2)	184,959	277,726

(1)

Amounts reflect the grant date fair value of restricted stock units granted during fiscal year 2025 computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. We provide information regarding the assumptions used to calculate the value of restricted stock unit awards made in 2025 in Note 19 to the audited consolidated financial statements included in our Annual Report incorporated by reference herein.

(2)	Mr. Kerr’s cash fees are prorated to reflect his partial year of service on the board.

The table below shows the aggregate numbers of option awards (exercisable and unexercisable) and unvested stock awards held as of December 31, 2025 by each non-employee director.

Name	Option Awards Outstanding at 2025 Fiscal Year End	Unvested Stock Awards Outstanding at 2025 Fiscal Year End
Douglas V. Brandely	—	—
Peter J. Clare	—	6,011
Ian Fujiyama	—	—
Wendy M. Masiello	—	6,011
Paul McElhinney	—	6,011
Andrea Fischer Newman	—	11,914
Stefan Weingartner	50,347	6,011
Derek Kerr	—	6,011

We maintain a stockholder-approved compensation program for our non-employee directors under which each non-employee director receives the following amounts for their services on our Board:

•

upon the director’s initial election or appointment to our Board, a number of restricted stock units determined by dividing (i) $175,000 (pro-rated based on the number of days that have elapsed since the most recent annual meeting) by (ii) the average closing sales price of one share of our common stock over the most recent 30 trading days as of and including the grant date (or the last preceding trading day if the date of grant is not a trading day) (the “Reference Price”);

•

on the date of each annual meeting of stockholders, if the director has served on our Board as of the date of an annual meeting of stockholders and will continue serving as a non-employee director immediately after the Company’s annual meeting of stockholders, a number of restricted stock units determined by dividing (i) $175,000 by (ii) the Reference Price, rounded down to the nearest whole share;

•	an annual cash retainer fee of $100,000; and

•	if the director serves as chair on a committee of our Board, an additional annual cash retainer fee as follows:

•	non-executive chair of our Board: $125,000

•	lead independent director of our Board: $40,000

•	chair of the Audit Committee: $25,000

•	chair of the Compensation Committee: $20,000

•	chair of the Nominating and Corporate Governance Committee: $15,000

Director fees under the program are earned on a quarterly basis based on a calendar quarter and paid in cash by the Company in arrears not later than the fifteenth day following the end of each calendar quarter; provided that the amount of each payment is prorated for any portion of a quarter that a director is not serving on our Board. Additionally, Mr. Brandely and Mr. Fujiyama are not eligible to participate in our non-employee director compensation program.

The restricted stock units granted to directors vest in a single installment on the earlier of the day prior to the date of the next annual meeting of stockholders or the first anniversary of the date of grant, subject to continued service through such vesting date. In addition, all unvested restricted stock units vest in full upon the occurrence of a change in control of the Company, subject to continued service.

Equity Compensation Plan Information

The following table sets forth certain information regarding the Company’s equity compensation plans as of December 31, 2025, which consist of our 2019 Plan, 2024 Plan and the StandardAero, Inc. 2024 Employee Stock Purchase Plan (the “ESPP”).

Plan Category	(a) Number of Securities to be issued upon exercise of outstanding options, warrants and rights		(b) Weighted- average exercise price of outstanding options, warrants and rights		(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by stockholders	1,813,265	(1)	19.50	(2)	24,858,216	(3)
Equity compensation plans not approved by stockholders	—		—		—

Total	1,813,265	(1)	19.50	(2)	24,858,216

(1)

Includes (i) 463,194 outstanding options granted under the 2019 Plan, (ii) 679,928 outstanding options granted under the 2024 Plan and (iii) 670,143 shares underlying restricted stock unit awards granted under the 2024 Plan, in each case, calculated as of December 31, 2025.

(2)	Represents the weighted average exercise price of outstanding options. Restricted stock units are not taken into account for purposes of determining the weighted average exercise price.
(3)	Consists of 18,303,993 shares available for future issuance under the 2024 Plan and 6,554,223 shares available for future issuance under the ESPP.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our common stock as of April 27, 2026, and as adjusted to reflect the sale of common stock offered by us in this offering, by:

•	each of our directors and director nominees;

•	each of our named executive officers;

•	all of our directors, director nominees and executive officers as a group; and

•	each person or group of affiliated persons known by us to beneficially own more than 5% of our outstanding shares of common stock.

The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC. Under these rules, a person is deemed to be a “beneficial” owner of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days after April 27, 2026, including any shares of our common stock subject to an option and restricted stock units that have vested or will vest within 60 days after April 27, 2026. Except as indicated in the footnotes below, we believe, based on the information furnished to us, that the individuals and entities named in the table below have sole voting and investment power with respect to all shares beneficially owned by them, subject to any applicable community property laws.

We have based percentage ownership of our common stock on 332,421,972 shares of our common stock outstanding as of April 27, 2026. Unless otherwise indicated below, to our knowledge, all persons listed below have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law. Unless otherwise indicated below, the address for each person or entity listed below is c/o StandardAero, Inc., 6710 North Scottsdale Road, Suite 250, Scottsdale, AZ 85253.

Name of Beneficial Owner	Number of Shares	Percentage of Shares
5% Stockholders
Investment funds affiliated with The Carlyle Group(1)	84,587,035	25.4%
GIC(2)	19,094,140	5.7%
T. Rowe Price Associates, Inc.(3)	35,295,101	10.6%
BlackRock, Inc.(4)	19,735,278	5.9%
Directors, Director Nominees, and Named Executive Officers
Russell Ford(5)	2,888,111	*
Daniel Satterfield(6)	447,318	*
Kimberly Ernzen(7)	332,398	*
Kimberly Ashmun(8)**	207,315	*
Anthony Brancato(9)	361,296	*
Lewis Prebble(10)	366,336	*
Paul McElhinney(11)	287,542	*
Douglas V. Brandely	—	—
Ian Fujiyama	—	—
Stefan Weingartner(12)	76,497	*
Andrea Fischer Newman(13)	73,990	*
Peter J. Clare(14)	13,302	*
Wendy M. Masiello(15)	35,525	*
Derek J. Kerr(16)	7,354	*
All executive officers, directors and director nominees as a group (19 persons)(17)	6,974,208	2.1%

*	Represents beneficial ownership of less than 1% of our outstanding common stock.

**

Beneficial ownership for Ms. Ashmun is as of September 22, 2025, the most recent date for which information is available. Ms. Ashmun ceased to be an executive officer of the Company on September 22, 2025.

(1)

Carlyle Partners VII S1 Holdings II, L.P. (“Carlyle Partners VII”) is the record holder of these securities. The Carlyle Group Inc., which is a publicly traded entity listed on Nasdaq, is the sole shareholder of Carlyle Holdings I GP Inc., which is the sole member of Carlyle Holdings I GP Sub L.L.C., which is the general partner of Carlyle Holdings I L.P., which, with respect to the securities reported herein, is the managing member of CG Subsidiary Holdings L.L.C., which is the managing member of TC Group, L.L.C., which is the general partner of TC Group Sub L.P., which is the managing member of TC Group VII S1, L.L.C., which is the general partner of TC Group VII S1, L.P., which is the general partner of Carlyle Partners VII. Accordingly, each of the foregoing entities (collectively, the “Carlyle Parties”) may be deemed to share beneficial ownership of the securities held of record by Carlyle Partners VII. Voting and investment determinations with respect to the shares held by Carlyle Partners VII are made by an investment committee of TC Group VII S1, L.P., comprised of William Conway, Jr., Daniel D’Aniello, David Rubenstein, Allan Holt, Sandra Horbach, Brian Bernasek, James Burr, Ian Fujiyama, Patrick McCarter, William McMullan, Martin Sumner, Stephen Wise, Anna Tye, Jeremy Anderson and Marco De Benedetti as a non-voting observer. Accordingly, each of the foregoing entities and individuals may be deemed to share beneficial ownership of the securities held of record by Carlyle Partners VII. Each of them disclaims beneficial ownership of such securities. The address for each of the Carlyle Parties is c/o The Carlyle Group, 1001 Pennsylvania Avenue, NW, Suite 220 South, Washington, D.C. 20004.

(2)

The shares are held of record by Hux Investment Pte. Ltd. (the “GIC Investor”). The GIC Investor shares the power to vote and the power to dispose of these shares with GIC Special Investments Pte. Ltd. (“GIC SI”) and GIC Private Limited (“GIC”), both of which are private limited companies incorporated in Singapore.

GIC SI is wholly owned by GIC and is the private equity and infrastructure arm of GIC. GIC is wholly owned by the Government of Singapore and was set up with the sole purpose of managing Singapore’s foreign reserves. The Government of Singapore disclaims beneficial ownership of these shares. The business address for the GIC Investor is 168 Robinson Road, #37-01 Capital Tower, Singapore 068912.

(3)

Based solely on information reported in a Schedule 13G filed by T. Rowe Price Associates, Inc. on February 6, 2026. As reported in such filing, T. Rowe Price Associates, Inc. was the beneficial owner of 35,295,101 shares of common stock, with sole voting power with respect to 34,691,533 shares and sole dispositive power with respect to 35,295,035 shares. The address of T. Rowe Price Associates, Inc. is 1307 Point Street, Baltimore, MD 21231.

(4)

Based solely on information reported in a Schedule 13G filed by BlackRock, Inc. on April 27, 2026. As reported in such filing, BlackRock, Inc. was the beneficial owner of 19,735,278 shares of common stock, with sole voting power with respect to 19,137,420 shares and sole dispositive power with respect to 19,735,278 shares. The address of BlackRock, Inc. is 50 Hudson Yards New York, NY 10001.

(5)

Includes (a) 2,184,056 unvested restricted shares of common stock owned by La Dolce Vita Family Trust., and (b) 82,758 vested options to purchase common stock under the 2024 Plan. Mr. Ford is co-manager of RSSA Ford Family LLC and exercises voting and dispositive power over the shares beneficially owned by RSSA Ford Family LLC. Mr. Ford is also co-trustee of La Dolce Vita Family Trust and exercises voting and dispositive power over the shares beneficially owned by the La Dolce Vita Family Trust.

(6)	Includes 422,228 unvested restricted shares of common stock and 18,858 vested options to purchase common stock under the 2024 Plan.

(7)	Includes 305,561 unvested restricted shares of common stock and 20,205 vested options to purchase common stock under the 2024 Plan.

(8)	Consists of 207,315 unvested restricted shares of common stock.

(9)	Includes 349,253 unvested restricted shares of common stock and 9,052 vested options to purchase common stock under the 2024 Plan.

(10)	Includes 354,171 unvested restricted shares of common stock and 9,159 vested options to purchase common stock under the 2024 Plan.

(11)	Includes 6,011 restricted stock units that vest on June 12, 2026.

(12)	Includes 50,347 vested options to purchase common stock under the 2019 Plan and 6,011 restricted stock units that vest on June 12, 2026.

(13)	Includes 6,011 restricted stock units that vest on June 12, 2026.

(14)	Includes 6,011 restricted stock units that vest on June 12, 2026.

(15)	Includes 6,011 restricted stock units that vest on June 12, 2026.

(16)	Includes 6,011 restricted stock units that vest on June 12, 2026.

(17)

Includes (i) 5,672,860 unvested restricted shares of common stock, (ii) 50,347 vested options to purchase common stock under the 2019 Plan, (iii) 159,930 vested options to purchase common stock under the 2024 Plan, and (iv) 36,066 restricted shares of common stock that vest on June 12, 2026.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Policies and Procedures for Related Person Transactions

Our Board recognizes the fact that transactions with related persons present a heightened risk of conflicts of interests (or the perception thereof). Our Board has adopted a written Related Person Transaction Policy and Procedures, setting forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K, any transaction, arrangement, or relationship, or any series of similar transactions, arrangements, or relationships, in which we (including any of our subsidiaries) are, were or will be a participant, the amount involved exceeds $120,000 and a related person has, had or will have a direct or indirect material interest.

Under the policy, the Company’s legal team is primarily responsible for developing and implementing processes and procedures to obtain information regarding related persons with respect to potential related person transactions and then determining, based on the facts and circumstances, whether such potential related person transactions do, in fact, constitute related person transactions requiring compliance with the policy. If the Company’s legal team determines that a transaction or relationship is a related person transaction requiring compliance with the policy, our general counsel (or his or her designee) is required to present to the Audit Committee all relevant facts and circumstances relating to the related person transaction. The audit committee must review the relevant facts and circumstances of each related person transaction, including if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party, whether the transaction is inconsistent with the interests of the Company and its stockholders and the extent of the related person’s interest in the transaction, taking into account the conflicts of interest and corporate opportunity provisions of our code of business conduct and ethics, and either approve or disapprove the related person transaction. If advance audit committee approval of a related person transaction requiring the audit committee’s approval is not feasible, then the transaction may be preliminarily entered into by management upon prior approval of the transaction by the chairperson of the audit committee, subject to ratification of the transaction by the audit committee at the audit committee’s next regularly scheduled meeting; provided, that if ratification is not forthcoming, management will make all reasonable efforts to cancel or annul the transaction. If a transaction was not initially recognized as a related person transaction, then upon such recognition the transaction will be presented to the audit committee for ratification at the audit committee’s next regularly scheduled meeting; provided, that if ratification is not forthcoming, management will make all reasonable efforts to cancel or annul the transaction. Management will update the audit committee as to any material changes to any approved or ratified related person transaction and will provide a status report at least annually of all then current related person transactions. No director may participate in approval of a related person transaction for which he or she is a related person.

The following are certain transactions, arrangements and relationships with our directors, executive officers and stockholders owning 5% or more of our outstanding common stock, or any member of the immediate family of any of the foregoing persons, since January 1, 2025, other than equity and other compensation, termination, change in control and other arrangements, which are described under “Executive Compensation.”

Consulting Services Agreements

In connection with the Acquisition, on April 4, 2019, Dynasty Acquisition entered into a consulting services agreement, which was amended and restated in connection with the IPO on October 3, 2024 (the “Amended and Restated Carlyle Services Agreement”) with Carlyle Investment Management L.L.C. (“CIM”), pursuant to which Dynasty Acquisition paid CIM a one-time fee of approximately $24.5 million for strategic advisory and consulting services provided to Dynasty Acquisition in connection with the Acquisition. Pursuant to the Amended and Restated Carlyle Services Agreement, and subject to certain conditions, Dynasty Acquisition also pays to CIM an annual fee of approximately $2.4 million, payable in quarterly installments in advance, for the advisory, consulting and other services provided by CIM pursuant to the Amended and Restated Carlyle Services

Agreement. Dynasty Acquisition also reimburses CIM’s reasonable out-of-pocket expenses incurred in connection with services provided pursuant to the Amended and Restated Carlyle Services Agreement, and Dynasty Acquisition may pay CIM additional fees associated with other future transactions or in consideration of any additional services provided under the Amended and Restated Carlyle Services Agreement. The Amended and Restated Carlyle Services Agreement will continue in full force and effect until the earlier of the second anniversary of the consummation of the IPO and the date on which CIM and its affiliates collectively and beneficially own, directly or indirectly, less than 10% of our outstanding voting common stock, provided that the Amended and Restated Carlyle Services Agreement may be terminated at any time by written notice to Dynasty Acquisition from CIM. For the year ended December 31, 2025, we paid CIM approximately $2.4 million pursuant to the Amended and Restated Carlyle Services Agreement.

In connection with the Acquisition, on April 4, 2019, Dynasty Acquisition entered into a consulting service agreement, which was amended and restated in connection with the IPO on October 3, 2024 (the “Amended and Restated Beamer Services Agreement”) with Beamer Investment Inc., an affiliate of GIC, pursuant to which Dynasty Acquisition paid Beamer Investment Inc. a one-time fee of approximately $5.5 million for strategic advisory and consulting, services provided to Dynasty Acquisition in connection with the Acquisition. Pursuant to the Amended and Restated Beamer Services Agreement, and subject to certain conditions, Dynasty Acquisition also paid to Beamer Investment Inc. an annual fee of approximately $0.6 million, payable in quarterly installments in advance, for the advisory, consulting and other services provided by Beamer Investment Inc. pursuant to the Amended and Restated Beamer Services Agreement. Dynasty Acquisition also reimbursed Beamer Investment Inc.’s reasonable out-of-pocket expenses incurred in connection with services provided pursuant to the Amended and Restated Beamer Services Agreement, and Dynasty Acquisition may pay Beamer Investment Inc. additional fees associated with other future transactions or in consideration of any additional services provided under the Amended and Restated Beamer Services Agreement. As of January 29, 2026, following the consummation of the January Secondary Offering (as defined below) and the Share Repurchase (as defined below), Beamer Investment Inc. and its affiliates collectively and beneficially owned, directly or indirectly, less than 50% of our outstanding voting common stock that they owned on the date of the closing of the IPO, prior to giving effect to the sale of shares by Beamer Investment Inc. or an affiliate of Beamer Investment Inc. in the IPO. As a result, the Amended and Restated Beamer Services Agreement terminated on such date pursuant to its terms. For the year ended December 31, 2025, we paid Beamer Investment Inc. approximately $0.6 million pursuant to the Amended and Restated Beamer Services Agreement.

Transactions with Carlyle

In March 2025, an affiliate of Carlyle served as one of the underwriters in connection with a public offering of our common stock by Carlyle Partners VII and the GIC Investor (the “March Secondary Offering”), for which it received underwriting discounts and commissions of approximately $2.4 million.

In May 2025, an affiliate of Carlyle served as one of the underwriters in connection with a public offering of our common stock by Carlyle Partners VII and the GIC Investor (the “May Secondary Offering”), for which it received underwriting discounts and commissions of approximately $1.9 million.

In January 2026, an affiliate of Carlyle served as one of the underwriters in connection with a public offering of our common stock by Carlyle Partners VII and the GIC Investor (the “January Secondary Offering”), for which it received underwriting discounts and commissions of approximately $2.9 million.

CFGI, a portfolio company of a fund affiliated with Carlyle, provides us with accounting advisory and consulting services. For the year ended December 31, 2025, we expensed $3.7 million and paid $3.2 million to CFGI for accounting advisory and consulting services.

Proceeds from Secondary Offerings and Share Repurchase

In the March Secondary Offering, Carlyle Partners VII sold 29,370,166 shares of our common stock and received approximately $797.7 million of net proceeds and the GIC Investor sold 6,629,834 shares of our common stock and received approximately $180.1 million of net proceeds.

In the May Secondary Offering, Carlyle Partners VII sold 28,146,409 shares of our common stock and received approximately $768.4 million of net proceeds and the GIC Investor sold 6,353,591 shares of our common stock and received approximately $173.5 million of net proceeds.

In the January Secondary Offering, Carlyle Partners VII sold 48,246,588 shares of our common stock and received approximately $1,473.2 million of net proceeds and the GIC Investor sold 9,253,412 shares of our common stock and received approximately $282.6 million of net proceeds. Concurrently with the closing of the January Secondary Offering, the Company repurchased 1,637,465 shares of our common stock from the GIC Stockholder in a private transaction (the “Share Repurchase”), and the GIC Stockholder received approximately $50.0 million of net proceeds. The Share Repurchase was made pursuant to our existing stock repurchase program approved by our board of directors in December 2025. The Share Repurchase was reviewed and approved by the audit committee of our board of directors, which is comprised entirely of disinterested directors.

In February 2026, Carlyle Partners VII sold 19,840,268 shares of our common stock and received approximately $624.2 million of net proceeds and the GIC Investor sold 4,478,616 shares of our common stock and received approximately $140.9 million of net proceeds.

Stockholders Agreement

In connection with the IPO, we entered into the Stockholders Agreement with Carlyle Partners VII, the GIC Investor and certain of our other existing stockholders who are currently party to the Partnership Agreement. As of the date hereof, pursuant to the Stockholders Agreement, our Board consists of nine directors, with Carlyle having the right to designate six of the nine directors. The number of directors that Carlyle is entitled to designate is subject to maintaining certain ownership thresholds. If Carlyle loses its right to designate any directors pursuant to the terms of the Stockholders Agreement, these positions will be filled in accordance with our Amended and Restated Charter. In January 2026, the Carlyle Stockholder’s holdings of common stock decreased from approximately 45.6% of the then-outstanding shares of common stock to approximately 31.4% of the then-outstanding shares of common stock. As a result of this decrease, and pursuant to the Stockholders Agreement, the number of Carlyle designees was reduced from eight directors to six directors. The Board believes that the directors currently serving as Carlyle designees are valuable members of the Board and that their continued service on the Board is in the best interests of the Company and its stockholders. Accordingly, the Company determined to waive certain provisions of the Stockholders Agreement such that none of Douglas V. Brandely, Wendy M. Masiello and Stefan Weingartner are required to resign at or prior to the Annual Meeting. As a result, Wendy M. Masiello and Stefan Weingartner are no longer considered to be “Investor Designees” as defined in the Stockholders Agreement.

The Stockholders Agreement also includes provisions pursuant to which we grant Carlyle and the GIC Investor (or, in each case, a permitted transferee or affiliate) the right to cause us, in certain instances, at our expense, to file registration statements under the Securities Act covering resales of our shares of common stock held by Carlyle and the GIC Investor (or, in each case, such permitted transferee or affiliate). The Stockholders Agreement also includes provisions pursuant to which we grant Carlyle, the GIC Investor and certain of our other existing stockholders the right to piggyback on registration statements in certain circumstances. These shares of common stock also may be sold under Rule 144 under the Securities Act, depending on their holding period and subject to restrictions in the case of shares of common stock held by persons deemed to be our affiliates. The Stockholders Agreement also requires us to indemnify such stockholders in connection with any registrations of our securities and includes provisions relating to, among other things, information rights, expense reimbursement and corporate governance provisions.

Indemnification of Directors and Officers; Directors’ and Officers’ Insurance

We are party to an indemnification agreement with each of our executive officers and directors. The indemnification agreements provide the indemnitees with contractual rights to indemnification, and expense advancement and reimbursement, to the fullest extent permitted under the DGCL, subject to certain exceptions contained in those agreements. We also are authorized to purchase and maintain insurance on behalf of any person who is or was an officer or director of the Company in such person’s official capacity against any liability asserted against and incurred by such person in or arising from that capacity.

STOCKHOLDERS’ PROPOSALS

Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2027 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Secretary at our offices at 6710 North Scottsdale Road, Suite 250, Scottsdale, Arizona 85253 in writing not later than December 31, 2026.

Stockholders intending to present a proposal at the 2027 Annual Meeting of Stockholders, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Amended and Restated Bylaws. Our Amended and Restated Bylaws require, among other things, that our Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination not less than ninety (90) days nor more than one hundred twenty (120) days prior to the one-year anniversary of the preceding year’s annual meeting. Therefore, we must receive notice of such a proposal or nomination for the 2027 Annual Meeting of Stockholders no earlier than February 25, 2027 and no later than March 27, 2027. The notice must contain the information required by the Amended and Restated Bylaws, a copy of which is available upon request to our Secretary. In the event that the date of the 2027 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after June 25, 2027, then our Secretary must receive such written notice not later than the close of business on the 90th day prior to the 2027 Annual Meeting of Stockholders or, if later, the close of business on 10th day following the day on which public disclosure of the date of such meeting is first made by us.

In addition to satisfying the foregoing requirements under our Amended and Restated Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act by the deadline for submitting director nominations under our Amended and Restated Bylaws, as described above.

We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

OTHER MATTERS

Our Board of Directors is not aware of any matter to be presented for action at the Annual Meeting other than the matters referred to above and does not intend to bring any other matters before the Annual Meeting. However, if other matters should come before the Annual Meeting, it is intended that holders of the proxies named on the Company’s proxy card will vote thereon in their discretion.

SOLICITATION OF PROXIES

The accompanying proxy is solicited by and on behalf of our Board of Directors, whose Notice of Annual Meeting is attached to this proxy statement, and the entire cost of our solicitation will be borne by us. In addition to the use of mail, proxies may be solicited by personal interview, telephone, e-mail and facsimile by our directors, officers and other employees who will not be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held by the brokers, nominees, custodians and other fiduciaries. We will reimburse these persons for their reasonable expenses in connection with these activities.

Certain information contained in this proxy statement relating to the occupations and security holdings of our directors and officers is based upon information received from the individual directors and officers.

We intend to file a proxy statement and WHITE proxy card with the SEC in connection with the solicitation of proxies for our 2027 Annual Meeting of Stockholders. Stockholders may obtain our proxy statement (and any amendments and supplements thereto) and other documents as and when filed by us with the SEC without charge from the SEC’s website at: www.sec.gov.

STANDARDAERO’S ANNUAL REPORT ON FORM 10-K

A copy of StandardAero’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, including financial statements and schedules thereto but not including exhibits, as filed with the SEC, will be sent to any stockholder of record as of April 27, 2026 without charge upon written request addressed to:

StandardAero, Inc.

Attention: Secretary

6710 North Scottsdale Road, Suite 250

Scottsdale, Arizona 85253

A reasonable fee will be charged for copies of exhibits. You also may access this proxy statement and our Annual Report on Form 10-K at www.proxyvote.com. You also may access our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 at https://ir.standardaero.com/.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING ONLINE, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET, AS DESCRIBED IN THIS PROXY STATEMENT. IF YOU RECEIVED A COPY OF THE PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE. PROMPTLY VOTING YOUR SHARES WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING AND WILL SAVE US THE EXPENSE OF FURTHER SOLICITATION.

By Order of the Board of Directors

Michael Kaplan

Chief Legal Officer and Secretary

Scottsdale, Arizona

April 30, 2026

STANDARDAERO, INC 6710 NORTH SCOTTSDALE ROAD, SUITE 250 SCOTTSDALE ARIZONA 85253 VIEW MATERIALS &VOTE VOTE BY INTERNET Before The Meeting- Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information Vote by 11:59 p,m Eastern Time on June 24, 2026, Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form During The Meeting- Go to www.virtualshareholdermeeting.com/SAR02026 You may attend the meeting via the Internet and vote during the meeting. We recommend, however, that you vote before the meeting even if you plan to participate in the meeting, since you can change your vote during the meeting by voting when the polls are open. Have the information that is printed in the box marked by the arrow available and follow the instructions VOTE BY PHONE -1-800-690-6903 Before the Meeting- Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on June 24, 2026. Have your proxy card in hand when you call and then follow the instructions VOTE BY MAIL Before the Meeting - Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, do Broadridge, 51 Mercedes Way, Edgewood, NY 11717 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS V88612-P50030 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY STANDARDAERO, INC. The Board of Directors recommends you vote FOR the election of all the Class II director nominees listed in the For Withhold For All All All Except To withhold authority to vote for any individual nominee(s), mark ··For All Except·· and write the number(s) of the nominee(s) on the line belowfollowing proposal: Election of Class II Directors to serve until the 2029 Annual Meeting of Stockholders, and until their respective successors shall have been duly elected and qualified Nominees: 01) Douglas V Brandely 02) Wendy M. Masiello 03) Stefan Weingartner 0 0 0 The Board recommends you vote FOR the following proposals: For Against Abstain Ratification of the appointment of PricewaterhouseCoopers LLP, United States as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026 Approval, on an advisory (non-binding) basis, of the compensation of the Company’s named executive officers 0 0 0 0 0 0 NOTE: Such other business as may properly come before the Annual Meeting or any continuation, adjournment or postponement thereof. Sign exactly as your name(s) appear(s) on the stock certificate. If shares of stock stand of record in the names oftwo or more persons, or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the proxy card. If shares of stock are held of record by a corporation, the proxy card should be executed by the President or Vice President and the Secretary or Assistant Secretary Executors or administrators or other fiduciaries who execute the proxy card for a deceased stockholder should give their full title. Please date the proxy card Signature [PLEASE SIGN WITHIN BOX] Signature (Joint Owners)

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting: The Proxy Statement and Form 10-K are available at www.proxyvote.com. V88613-P50030 STANDARDAERO, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF STANDARDAERO, INC. FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 25, 2026 The undersigned stockholder(s) of StandardAero, Inc. hereby appoint(s) Russell Ford and Michael L. Kaplan, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse of this proxy card, all of the shares of common stock of StandardAero, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 am Eastern Time on June 25, 2026, via a live webcast at www.virtualshareholdermeeting.com/SARO2026, and any adjournment, continuation or postponement thereof. Such proxies are authorized to vote in their discretion (x) for the election of any person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, (y) on any matter that the Board of Directors did not know would be presented at the Annual Meeting of Stockholders by a reasonable time before the proxy solicitation was made, and (z) on such other business as may properly be brought before the meeting or any adjournment, continuation or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side